                                                                    EXHIBIT 99.1

                                  ADT LIMITED

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                 AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements
Report of Independent Accountants..........................................................................     F-2
Consolidated Statements of Income
  for the years ended December 31, 1996, 1995 and 1994.....................................................     F-3
Consolidated Balance Sheets at December 31, 1996 and 1995..................................................     F-4
Consolidated Statements of Cash Flows
  for the years ended December 31, 1996, 1995 and 1994.....................................................     F-5
Consolidated Statements of Changes in Shareholders' Equity
  for the years ended December 31, 1996, 1995 and 1994.....................................................     F-8
Notes to Consolidated Financial Statements.................................................................    F-10

CONSOLIDATED FINANCIAL STATEMENT SCHEDULES
Schedule II--Valuation and Qualifying Accounts.............................................................    F-78

The consolidated financial statements and consolidated financial statement schedules were approved by the Board of Directors of ADT Limited on March 26, 1997.

                                  ADT LIMITED

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of ADT Limited

We have audited the consolidated financial statements and the consolidated financial statement schedules of ADT Limited listed in the index on page F-1. These consolidated financial statements and consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ADT Limited as at December 31, 1996 and 1995, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States. In addition, in our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

As discussed in note 6 to the consolidated financial statements, effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

COOPERS & LYBRAND
Hamilton, Bermuda
March 26, 1997

                                  ADT LIMITED

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                            1996       1995       1994
YEAR ENDED DECEMBER 31                                                          NOTES        $M         $M         $M
NET SALES..................................................................           4     1,704.0    1,783.8    1,629.4
Cost of sales..............................................................                  (920.0)    (990.4)    (913.4)
Selling, general and administrative expenses...............................                  (567.5)    (558.4)    (505.5)
Restructuring and other non-recurring charges..............................           5      (237.3)     (34.2)      (4.5)
Charge for the impairment of long-lived assets.............................           6      (744.7)    --         --
                                                                                          ---------  ---------  ---------
OPERATING (LOSS) INCOME....................................................           4      (765.5)     200.8      206.0
Interest income............................................................                    27.5       16.2       15.2
Interest expense...........................................................                  (101.0)    (116.3)     (99.3)
Gain (loss) on disposal of businesses......................................        7,34         1.7      (36.6)      (0.3)
Other income less expenses.................................................           8       128.8       (5.0)      (4.1)
                                                                                          ---------  ---------  ---------
(LOSS) INCOME BEFORE INCOME TAXES..........................................                  (708.5)      59.1      117.5
Income taxes...............................................................           9        21.8      (28.1)     (34.9)
                                                                                          ---------  ---------  ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS...................................                  (686.7)      31.0       82.6
Loss from discontinued operations..........................................          10      --         --           (3.3)
                                                                                          ---------  ---------  ---------
(LOSS) INCOME BEFORE EXTRAORDINARY ITEMS...................................                  (686.7)      31.0       79.3
Extraordinary items (net of income taxes)..................................          11        (8.4)      (9.8)    --
                                                                                          ---------  ---------  ---------
NET (LOSS) INCOME..........................................................                  (695.1)      21.2       79.3
Dividends on preference shares.............................................          28        (0.3)      (0.3)     (13.3)
                                                                                          ---------  ---------  ---------
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS.........................                  (695.4)      20.9       66.0
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

PRIMARY AND FULLY DILUTED (LOSS) EARNINGS PER COMMON SHARE.................          12   $          $          $
(Loss) income from continuing operations...................................                   (5.01)      0.22       0.51
Loss from discontinued operations..........................................                  --         --          (0.03)
Extraordinary items........................................................                   (0.06)     (0.07)    --
                                                                                          ---------  ---------  ---------
NET (LOSS) INCOME PER COMMON SHARE.........................................                   (5.07)      0.15       0.48
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                 See notes to consolidated financial statements

                                  ADT LIMITED
                          CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31                                                                                  1996       1995
                                                                                     NOTES       $M         $M
ASSETS
Current assets:
Cash and cash equivalents........................................................                 215.9      350.9
Accounts receivable--net.........................................................         13      210.7      196.4
Inventories......................................................................         14       39.2       38.0
Prepaid expenses and other current assets........................................         15      117.0       34.5
                                                                                              ---------  ---------
Total current assets.............................................................                 582.8      619.8

Property, plant and equipment--net...............................................         16    1,513.6    1,571.3
Goodwill and other intangibles--net..............................................         17      458.0    1,053.6
Investment in and loans to associate.............................................      18,34     --           88.8
Long-term investments............................................................         19      100.6        2.0
Other long-term assets...........................................................         20       75.4       84.2
                                                                                              ---------  ---------
Total assets.....................................................................               2,730.4    3,419.7
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt..................................................................         21      209.2       44.9
Accounts payable.................................................................                 138.0      112.0
Other current liabilities........................................................         22      293.6      227.2
                                                                                              ---------  ---------

Total current liabilities........................................................                 640.8      384.1

Long-term debt...................................................................         23      910.1    1,174.8
Deferred revenue.................................................................         24      146.1      137.4
Deferred income taxes............................................................         25       91.5      142.4
Other long-term liabilities......................................................         26      182.1      135.2
Minority interests...............................................................         27     --           15.6
                                                                                              ---------  ---------
Total liabilities................................................................               1,970.6    1,989.5
                                                                                              ---------  ---------
Commitments and contingencies....................................................         32

Convertible redeemable preference shares.........................................         28     --            4.9

Shareholders' equity:
Common shares....................................................................         30       14.1       13.9
Additional paid-in capital
  Share premium..................................................................                 882.5      858.0
  Contributed surplus............................................................               1,563.1    1,563.1
Treasury shares..................................................................         31      (79.7)     (79.7)
Accumulated deficit..............................................................              (1,598.8)    (903.4)
Cumulative currency translation adjustments......................................                 (21.4)     (26.6)
                                                                                              ---------  ---------
Total shareholders' equity.......................................................                 759.8    1,425.3
                                                                                              ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................               2,730.4    3,419.7
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                 See notes to consolidated financial statements

                                  ADT LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31                                                                    1996     1995       1994
                                                                                           $M       $M         $M


CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income.....................................................................     (695.1)      21.2       79.3
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
Charge for the impairment of long-lived assets........................................      744.7     --         --
Depreciation..........................................................................      206.2      209.0      189.0
Goodwill and other intangibles amortization...........................................       18.6       38.9       37.7
Restructuring and other non-recurring charges.........................................      217.4       32.7        4.5
Interest on ITS Vendor Note...........................................................       (8.9)    --         --
Liquid Yield Option Notes discount amortization.......................................       20.3        9.4     --
Yield maintenance amortization--senior notes--ASH.....................................        1.5        1.1        0.6
Refinancing costs amortization........................................................        3.7        5.3        5.7
Deferred income taxes.................................................................      (39.5)      18.4       24.9
Extraordinary items...................................................................        8.4        9.8     --
Gain on disposal of property, plant and equipment.....................................       (2.4)      (1.7)      (3.1)
(Gain) loss on disposal of businesses.................................................       (1.7)      36.6        0.3
(Gain) loss on disposal of investment in associates...................................       (1.2)       5.1       (4.2)
Gain arising from the ownership of investments........................................      (53.2)      (0.1)     (17.3)
Write off in value of associate.......................................................     --         --           30.7
Settlement gain.......................................................................      (69.7)    --         --
Gain on currency transactions.........................................................       (9.7)      (0.9)      (2.1)
Loss on disposal of discontinued operations...........................................     --         --            3.7
Other.................................................................................        2.0        1.1       (2.6)

Changes in assets and liabilities:
Accounts receivable...................................................................      (11.9)     (36.3)     (14.3)
Inventories...........................................................................       (3.3)       0.6       (3.9)
Other assets..........................................................................      (11.7)      (5.7)       3.6
Accounts payable......................................................................       11.3        6.1       16.5
Deferred revenue......................................................................        4.3        2.7        8.0
Other liabilities.....................................................................      (21.4)     (16.3)       6.1
                                                                                        ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............................................      308.7      337.0      363.1
                                                                                        ---------  ---------  ---------
Cash flows from investing activities
Purchase of property, plant and equipment.............................................     (344.4)    (325.8)    (282.6)
Disposal of property, plant and equipment.............................................       10.0        8.0       13.5
Acquisition of businesses.............................................................      (25.5)     (68.3)     (14.8)
Purchase of customer contracts........................................................      (34.6)      (0.5)      (2.3)
Purchase of other investments.........................................................       (6.8)      (0.4)      (6.1)
Disposal of businesses................................................................        3.0      254.8       10.0
Disposal of discontinued operations...................................................     --         --            4.6
Disposal of investment in and loans to associates.....................................       15.4        7.8       40.2
Disposal of other investments.........................................................       54.1        0.2       72.5
Other.................................................................................        0.4        5.6       (6.6)
                                                                                        ---------  ---------  ---------
NET CASH UTILIZED BY INVESTING ACTIVITIES.............................................     (328.4)    (118.6)    (171.6)
                                                                                        ---------  ---------  ---------

                 See notes to consolidated financial statements

                                  ADT LIMITED

YEAR ENDED DECEMBEER 31
                                                                                          1996       1995       1994
                                                                                           $M         $M         $M
CASH FLOWS FROM FINANCING ACTIVITIES
Net receipt (repayments) of short-term debt...........................................       10.9     (103.9)     (26.2)
Repayments of long-term debt..........................................................     (209.9)    (216.9)      (1.3)
Repayment of long-term acquisition debt...............................................     --          (39.6)    --
Proceeds from long-term debt..........................................................       86.8      314.0      240.6
Debt refinancing costs................................................................     --          (12.0)      (1.0)
Purchase of senior subordinated notes.................................................      (24.0)     (33.7)    --
Proceeds from issue of common shares..................................................       24.7        7.0        7.3
Redemption of convertible redeemable preference shares................................       (4.9)    --         (420.2)
Dividends paid by ADT.................................................................       (0.3)      (0.3)     (18.1)
Dividends paid by ASH.................................................................     --           (4.5)      (3.3)
Other.................................................................................     --           (0.3)     (11.7)
                                                                                        ---------  ---------  ---------
NET CASH UTILIZED BY FINANCING ACTIVITIES.............................................     (116.7)     (90.2)    (233.9)
                                                                                        ---------  ---------  ---------
EFFECT OF CURRENCY TRANSLATION ON CASH AND CASH EQUIVALENTS...........................        1.4        0.8        2.1
                                                                                        ---------  ---------  ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..................................     (135.0)     129.0      (40.3)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........................................      350.9      221.9      262.2
                                                                                        ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............................................      215.9      350.9      221.9
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
CASH PAYMENTS DURING THE YEAR FOR
Interest..............................................................................       77.3      103.5       86.0
Income taxes..........................................................................        8.9       15.0       10.3

NON-CASH INVESTING AND FINANCING ACTIVITIES
Exchange of Liquid Yield Option Notes.................................................        0.4     --         --
Conversion of convertible redeemable preference shares................................     --            0.1     --
Exchange of non-voting exchangeable shares............................................     --         --            9.7

IN CONJUNCTION WITH THE ACQUISITION OF BUSINESSES,
  NET (ASSETS) LIABILITIES WERE ASSUMED AS FOLLOWS
Goodwill and other intangibles........................................................       10.3      123.0       12.7
Cash paid (net of cash assumed).......................................................      (25.5)     (68.3)     (14.8)
                                                                                        ---------  ---------  ---------
Net (assets) liabilities assumed......................................................      (15.2)      54.7       (2.1)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                 See notes to consolidated financial statements

                                  ADT LIMITED

YEAR ENDED DECEMBER 31                                                                    1996       1995       1994
                                                                                           $M         $M         $M

IN CONJUNCTION WITH THE DISPOSAL OF BUSINESSES,
  NET ASSETS WERE DISPOSED AS FOLLOWS
Cash received (net of cash disposed)..................................................        3.0      254.8       10.0
Notes received........................................................................     --           87.9       10.5
Ordinary shares received..............................................................     --            0.9     --
Deferred consideration................................................................     --            5.6     --
Currency translation adjustments transferred on disposal of businesses................     --          (22.2)    --
(Gain) loss on disposal of businesses (including net unamortized goodwill and other
  intangibles and cumulative currency translation adjustments)........................       (1.7)      36.6        0.3
                                                                                        ---------  ---------  ---------
Net assets disposed...................................................................        1.3      363.6       20.8
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
IN CONJUNCTION WITH THE DISPOSAL OF DISCONTINUED OPERATIONS, NET ASSETS WERE DISPOSED
  AS FOLLOWS
Cash received (net of cash disposed)..................................................     --         --            4.6
Loss on disposal of discontinued operations (including net unamortized goodwill and
  other intangibles)..................................................................     --         --            3.7
                                                                                        ---------  ---------  ---------
Net assets disposed...................................................................     --         --            8.3
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                 See notes to consolidated financial statements

                                  ADT LIMITED

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                               CUMULATIVE
                                                                                                    ACCUM-      CURRENCY
                                                 COMMON        SHARE     CONTRIBUTED   TREASURY     ULATED     TRANSLATION
                                                 SHARES       PREMIUM      SURPLUS      SHARES      DEFICIT    ADJUSTMENTS
                                                   $M           $M           $M           $M          $M           $M
At January 1, 1994 -as previously reported...        13.0        710.8      1,442.7       (102.9)   (1,060.9)       (45.4)
Pooling of interests with ASH (note 3).......         0.7        133.1        126.5       --            77.1        (29.9)
                                                      ---        -----   -----------  -----------  ---------        -----
At January 1, 1994 -as restated..............        13.7        843.9      1,569.2       (102.9)     (983.8)       (75.3)

Common shares issued.........................         0.1          7.2       --           --          --           --
Exchange of non-voting exchangeable shares...      --           --             (8.1)        23.1      --           --
Reversal of redemption premium on convertible
  preference shares..........................      --           --              1.8       --          --           --
Net income...................................      --           --           --           --            79.3       --
Dividends on ADT preference shares...........      --           --           --           --           (13.3)      --
Dividends on ASH preference shares (i).......      --           --           --           --            (4.3)      --
Currency translation adjustments.............      --           --           --           --          --             25.9
                                                      ---        -----   -----------  -----------  ---------        -----
At December 31, 1994.........................        13.8        851.1      1,562.9        (79.8)     (922.1)       (49.4)

Common shares issued.........................         0.1          6.9       --           --          --           --
Conversion of convertible preference
  shares.....................................      --           --              0.3       --          --           --
Exchange of non-voting exchangeable shares...      --           --             (0.1)         0.1      --           --
Net income...................................      --           --           --           --            21.2       --
Dividends on ADT preference shares...........      --           --           --           --            (0.3)      --
Dividends on ASH preference shares (i).......      --           --           --           --            (2.2)      --
Currency translation adjustments.............      --           --           --           --          --             (0.5)
Currency translation adjustments transferred
  on disposal of businesses and associates...      --           --           --           --          --             23.3
                                                      ---        -----   -----------  -----------  ---------        -----
At December 31, 1995.........................        13.9        858.0      1,563.1        (79.7)     (903.4)       (26.6)

Common shares issued.........................         0.2         24.5       --           --          --
Exchange of Liquid Yield Option Notes........      --           --              0.3       --          --           --
Net loss.....................................      --           --           --           --          (695.1)      --
Dividends on ADT preference shares...........      --           --           --           --            (0.3)      --
Currency translation and other adjustments...      --           --             (0.3)      --          --              5.2
                                                      ---        -----   -----------  -----------  ---------        -----
At December 31, 1996.........................        14.1        882.5      1,563.1        (79.7)   (1,598.8)       (21.4)
                                                      ---        -----   -----------  -----------  ---------        -----
                                                      ---        -----   -----------  -----------  ---------        -----


                                                 TOTAL
                                                  $M
At January 1, 1994 -as previously reported...      957.3
Pooling of interests with ASH (note 3).......      307.5
                                               ---------
At January 1, 1994 -as restated..............    1,264.8
Common shares issued.........................        7.3
Exchange of non-voting exchangeable shares...       15.0
Reversal of redemption premium on convertible
  preference shares..........................        1.8
Net income...................................       79.3
Dividends on ADT preference shares...........      (13.3)
Dividends on ASH preference shares (i).......       (4.3)
Currency translation adjustments.............       25.9
                                               ---------
At December 31, 1994.........................    1,376.5
Common shares issued.........................        7.0
Conversion of convertible preference
  shares.....................................        0.3
Exchange of non-voting exchangeable shares...     --
Net income...................................       21.2
Dividends on ADT preference shares...........       (0.3)
Dividends on ASH preference shares (i).......       (2.2)
Currency translation adjustments.............       (0.5)
Currency translation adjustments transferred
  on disposal of businesses and associates...       23.3
                                               ---------
At December 31, 1995.........................    1,425.3
Common shares issued.........................       24.7
Exchange of Liquid Yield Option Notes........        0.3
Net loss.....................................     (695.1)
Dividends on ADT preference shares...........       (0.3)
Currency translation and other adjustments...        4.9
                                               ---------
At December 31, 1996.........................      759.8
                                               ---------
                                               ---------

                See notes to consolidated financial statements.

                                  ADT LIMITED

(i) Prior to the Company's merger with Automated Security (Holdings) PLC ("ASH") in September 1996 (note 3), ASH had issued and outstanding two classes of convertible cumulative redeemable preference shares. The dividends on these preference shares have been charged to the accumulated deficit account during the relevant periods. Given the terms and conditions of the preference shares and that the holders of these preference shares received ADT common shares at the time of the Company's merger with ASH, the dividends have not been included in the calculation of earnings per common share in any period presented. See notes to consolidated financial statements.

                                  ADT LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements have been prepared in United States dollars in accordance with generally accepted accounting principles in the United States and as described in notes 2 and 3. The preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These management estimates include an allowance for doubtful receivables, estimates of future cash flows associated with assets, asset impairments, and useful lives for depreciation and amortization, loss contingencies, income taxes and valuation allowances for deferred tax assets, and the determination of discount and other rate assumptions for pension and post-retirement employee benefit expenses. Actual results could differ from those estimates. Certain figures at December 31, 1995 and for the years ended December 31, 1995 and 1994 have been reclassified to conform to the 1996 presentation.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements incorporate the financial statements of ADT Limited ("ADT"), a company incorporated in Bermuda, and its subsidiaries (the "Company"). ADT is a holding company with no independent business operations or assets other than its investment in its subsidiaries, intercompany balances and holdings of cash and cash equivalents. ADT's businesses are conducted through its subsidiaries. The Company consolidates companies in which it owns or controls more than fifty per cent of the voting shares unless control is likely to be temporary. The results of subsidiary companies acquired or disposed of during the financial year are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal except in the case of pooling of interests (note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

ASSOCIATES

For investments in which the Company owns or controls more than twenty per cent of the voting shares, or over which it exerts significant influence over operating and financial policies, the equity method of accounting is used in the consolidated financial statements. The investment in associates is shown in the consolidated balance sheets as the Company's proportion of the underlying net assets of these companies plus any goodwill attributable to the acquisitions less any write off required for a permanent diminution in value. The consolidated statements of income include the Company's share of net income of associates less applicable goodwill amortization.

CURRENCY TRANSLATION

The results of subsidiaries and associates located outside the United States which account in a functional currency other than United States dollars are translated into United States dollars at the average rate of exchange for the year. The assets and liabilities of subsidiaries and associates located outside the United States which account in a functional currency other than United States dollars are translated into United States dollars at the rate ruling at the balance sheet date. Currency translation adjustments arising from the use of differing exchange rates from period to period are included as a separate component in shareholders' equity.

The gains and losses arising from currency transactions are included in the consolidated statements of income.

                                  ADT LIMITED

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments, with an original maturity of three months or less. As a result of the short-term maturity of these financial instruments their carrying value is approximately equal to their fair market value.

INVENTORIES

Inventories are carried at the lower of cost or net realizable value. Cost includes an addition for production overheads where appropriate and is determined on a first-in first-out basis.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided to write off the cost of the assets over their estimated useful lives, using the straight line method, at the following annual rates:

Owned property and related improvements......  2% to 4%

Leased property and related improvements.....  term of lease

Subscriber systems...........................  shorter of actual contract duration or 7%, and 10%

Other plant and equipment....................  7% to 40%

Repairs and maintenance costs are expensed as incurred. Gains and losses arising on the disposal of property, plant and equipment are included in the consolidated statements of income.

GOODWILL AND OTHER INTANGIBLES

The goodwill that arises where the acquisition cost of subsidiaries and associates exceeds the fair values attributable to the underlying net assets is capitalized and is being amortized on a straight line basis over its estimated useful life, covering periods not exceeding forty years. Goodwill arising on the acquisition of associates is included in investment in associates. Costs attributable to the acquisition, including the costs of any reorganization arrangements, less related income, are treated as reducing the value of the net assets acquired. The carrying value of goodwill is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying businesses. Where, in the opinion of the Company, a permanent diminution in the value of goodwill has occurred, the amount of the diminution is included in the consolidated statements of income. Other intangibles principally comprise customer contracts which are being amortized on a straight line basis over periods not exceeding ten years.

INCOME TAXES

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statements and tax bases of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse.

                                  ADT LIMITED

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SHARE PREMIUM AND CONTRIBUTED SURPLUS

In accordance with the Bermuda Companies Act 1981, when ADT issues shares for cash at a premium to their par value, the resulting premium is credited to a share premium account, a non-distributable reserve. When ADT issues shares in exchange for shares of another company, the excess of the fair value of the shares acquired over the par value of the shares issued by ADT is credited, where applicable, to contributed surplus which is, subject to certain conditions, a distributable reserve.

NET SALES

Net sales represent the invoiced value of goods and services to outside customers net of sales-related taxes.

REVENUE RECOGNITION

Revenue from services or products is recognized in the consolidated statements of income as services are rendered or deliveries made. Service charges, which consist of subscriber billings for services not yet rendered, are deferred and taken into income as earned and the deferred element is all included in long-term liabilities. Revenue from the installation of electronic security systems is recognized when installations are completed.

PENSIONS AND POST-RETIREMENT BENEFITS

The Company operates various pension and post-retirement benefit plans designed in accordance with conditions and practices in the countries concerned. Contributions or accruals for costs are based on periodic actuarial valuations and are charged to the consolidated statements of income on a systematic basis over the expected average remaining service lives of current employees.

NOTE 3--MERGER WITH AUTOMATED SECURITY (HOLDINGS) PLC

In September 1996 ADT merged with and acquired the whole of the issued capital of ASH, a United Kingdom quoted company. ASH is engaged in the provision of electronic security services in North America and Europe. Under the terms of the transaction, ASH shareholders received 3 ADT common shares for every 92 ASH ordinary shares, 2 ADT common shares for every 31 ASH 5 per cent convertible cumulative redeemable preference shares and 2 ADT common shares for every 31 ASH 6 per cent convertible cumulative redeemable preference shares. The total consideration in respect of the whole of the issued capital of ASH consisted of the issue of 7,034,940 ADT common shares (note 30(i)).

The merger with and acquisition of ASH by ADT has been accounted for by means of the pooling of interests method of accounting pursuant to Accounting Principles Board Opinion No. 16. The pooling of interests method of accounting assumes that the combining companies have been merged since their inception, and the historical consolidated financial statements for periods prior to consummation of the merger are restated as though the companies have been combined since their inception. Accordingly, the consolidated financial statements give effect to the transaction by means of the pooling of interests and have been restated.

                                  ADT LIMITED

NOTE 3--MERGER WITH AUTOMATED SECURITY (HOLDINGS) PLC (CONTINUED)
The consolidated financial statements of ASH have previously been presented in pounds sterling, ASH's functional currency. For the purposes of these consolidated financial statements, ASH's consolidated financial statements have been translated into United States dollars at the appropriate exchange rates. In addition, ASH's financial year end is November 30, with appropriate quarterly period ends of February 28, May 31, and August 31. These periods have not yet been amended in order to facilitate timely reporting. It is these periods which have been used to give effect to the pooling of interests with ADT. Certain figures of ASH for all periods presented have been reclassified to conform to the ADT presentation.

Combined and separate results of ADT and ASH for the periods preceding the merger were as follows:

                                                                 ADT GROUP    ASH GROUP    ADJUSTMENTS    COMBINED
                                                                    $M           $M            $M            $M
                                                                -----------  -----------  -------------  -----------

Six months ended June 30, 1996 (unaudited)

Net sales.....................................................       715.6        118.1        --             833.7

Extraordinary items...........................................        (1.2)      --            --              (1.2)

Net loss......................................................      (347.7)      (328.9)        0.5(i)       (676.1)
                                                                -----------  -----------       ------    -----------

Year ended December 31, 1995

Net sales.....................................................     1,525.4        258.4        --           1,783.8

Extraordinary items...........................................        (9.8)      --            --              (9.8)

Net income (loss).............................................        41.5        (18.7)         (1.6)(ii)       21.2
                                                                -----------  -----------       ------    -----------

Year ended December 31, 1994

Net sales.....................................................     1,375.9        253.5        --           1,629.4

Net income (loss).............................................       111.0        (31.7)       --              79.3
                                                                -----------  -----------       ------    -----------

------------------------

(i) Income tax adjustment arising on preference share dividends accrued by the ASH group but not payable following merger.

(ii) Income tax adjustment of $0.6 million credit referred to in (i) above, and a $2.2 million charge relating to cumulative currency translation adjustments on the disposal of businesses and associates by the ASH group whose consolidated financial statements were prepared in pounds sterling--its functional currency.

                                  ADT LIMITED

NOTE 4--SEGMENT INFORMATION

The Company is engaged in two service businesses, electronic security services in North America and Europe and vehicle auction and related services in the United States. The Company's principal activities in the electronic security services business are the electronic monitoring and maintenance of its installed base of security systems and the installation of new, monitored security systems to add to its installed base. The Company's vehicle auction services business operates a network of large auction centers which provide a range of vehicle redistribution services and an organized wholesale marketplace for the sale and purchase of used vehicles.

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994

                                                                                        $M         $M         $M

NET SALES

Electronic security services (i)...................................................    1,406.2    1,350.9    1,253.3

Vehicle auction services (ii)......................................................      297.8      432.9      376.1
                                                                                     ---------  ---------  ---------

                                                                                       1,704.0    1,783.8    1,629.4
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

OPERATING (LOSS) INCOME

Electronic security services (i)...................................................     (756.5)     172.4      182.1

Vehicle auction services (ii)......................................................       27.1       70.2       62.7

Corporate (iii)....................................................................      (36.1)     (41.8)     (38.8)
                                                                                     ---------  ---------  ---------

                                                                                        (765.5)     200.8      206.0
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

------------------------

(i) In 1996 electronic security services operating income was stated after a charge of $232.5 million (1995--$21.4 million) relating to restructuring and other non-recurring items (note 5(i)) and after a charge for the impairment of long-lived assets of $731.7 million (note 6(i)).

During 1996 the Company disposed of a European electronic security services business operated by the ASH group. The net gain on disposal of $1.7 million was included in the gain on disposal of businesses (note 7(iii)).

In November 1995 the Company disposed of its entire European electronic article surveillance business. The net gain on disposal of $31.4 million was included in the loss on disposal of businesses (note 7(ii)).

During 1995 the Company disposed of certain of the European electronic security services operations and businesses operated by the ASH group. The net loss on disposal of $2.2 million was included in the loss on disposal of businesses (note 7(iii)).

During 1994 the Company disposed of its entire Australasian electronic security service businesses, and also disposed of certain of the North American electronic security services operations of the ADT group and the ASH group. The net loss on disposal of $0.3 million was included in the loss on disposal of businesses (note 7(iii)).

                                  ADT LIMITED

NOTE 4--SEGMENT INFORMATION (CONTINUED)
The following information represents the amounts included in the electronic security services business segment information above which related to the businesses and operations disposed of.

YEAR ENDED DECEMBER 31                                                                           1996       1995       1994

                                                                                                  $M         $M         $M

Net sales....................................................................................        0.7       62.7       97.4

Operating loss...............................................................................       (0.9)      (5.3)      (1.0)

(ii) In 1996 vehicle auction services operating income was stated after a charge for the impairment of long-lived assets of $13.0 million (note 6(ii)).

In December 1995 the Company disposed of an interest in its United Kingdom and Continental European vehicle auction services businesses ("European Auctions") (notes 18 and 34). The net loss on disposal of $65.8 million was included in the loss on disposal of businesses (note 7(i)).

The following information represents the amounts included in the vehicle auction services business segment information above which related to the businesses disposed of.

YEAR ENDED DECEMBER 31                                                                         1996        1995       1994

                                                                                                $M          $M         $M

Net sales.................................................................................      --           163.1      122.8

Operating income..........................................................................      --            35.9       29.0

(iii) Corporate expenses comprise administrative, legal and general corporate expenses net of other income. In 1996 corporate expenses were stated after a charge of $4.8 million (1995--$12.8 million; 1994--$4.5 million) relating to restructuring and other non-recurring items (note 5(ii)).

In 1996 corporate expenses included $11.3 million related to professional and other transaction costs arising in connection with the merger of ADT and ASH and the terminated merger with Republic Industries, Inc. ("Republic"), together with various refinancing costs incurred by the ASH group prior to the merger with ADT of $1.6 million (1995--$5.0 million).

(iv) The costs incurred in producing and communicating advertising are generally expensed when incurred. The total amount of advertising expense for the year included in the consolidated statements of income amounted to $65.7 million (1995--$58.9 million; 1994--$47.1 million).

                                  ADT LIMITED

NOTE 4--SEGMENT INFORMATION (CONTINUED)

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
DEPRECIATION AND AMORTIZATION
Electronic security services.......................................................      209.2      221.9      202.5
Vehicle auction services...........................................................       15.0       25.4       23.5
Corporate..........................................................................        0.6        0.6        0.7
                                                                                     ---------  ---------  ---------
                                                                                         224.8      247.9      226.7
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
CAPITAL EXPENDITURES
Electronic security services.......................................................      314.2      292.4      259.2
Vehicle auction services...........................................................       25.7       31.8       23.1
Corporate..........................................................................        4.5        1.6        0.3
                                                                                     ---------  ---------  ---------
                                                                                         344.4      325.8      282.6
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
IDENTIFIABLE ASSETS
Electronic security services.......................................................    1,898.0    2,514.9    2,337.8
Vehicle auction services...........................................................      465.1      438.1      809.8
Corporate..........................................................................      367.3      466.7      264.7
                                                                                     ---------  ---------  ---------
                                                                                       2,730.4    3,419.7    3,412.3
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
NET SALES
North America......................................................................    1,358.6    1,228.5    1,121.8
Europe.............................................................................      345.4      555.3      490.9
Australasia........................................................................     --         --           16.7
                                                                                     ---------  ---------  ---------
                                                                                       1,704.0    1,783.8    1,629.4
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
OPERATING (LOSS) INCOME
North America......................................................................     (483.6)     153.0      156.8
Europe.............................................................................     (281.9)      47.8       49.0
Australasia........................................................................     --         --            0.2
                                                                                     ---------  ---------  ---------
                                                                                        (765.5)     200.8      206.0
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
IDENTIFIABLE ASSETS
North America......................................................................    2,300.5    2,563.8    2,295.7
Europe.............................................................................      429.9      855.9    1,116.6
                                                                                     ---------  ---------  ---------
                                                                                       2,730.4    3,419.7    3,412.3
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                                  ADT LIMITED

NOTE 5--RESTRUCTURING AND OTHER NON-RECURRING CHARGES

YEAR ENDED DECEMBER 31                                                                        1996       1995       1994
                                                                                               $M         $M         $M
Electronic security services (i)..........................................................     (232.5)     (21.4)    --
Corporate (ii)............................................................................       (4.8)     (12.8)      (4.5)
                                                                                            ---------  ---------        ---
                                                                                               (237.3)     (34.2)      (4.5)
                                                                                            ---------  ---------        ---
                                                                                            ---------  ---------        ---

During 1995 the Company commenced a strategic review of its business operations and its corporate organizational structure with a view to developing a business strategy which would place the Company in a stronger position to deal with the changing business environment and challenges facing its core service businesses in the late 1990s. During 1996 this strategic review process continued and was extended to include a significantly expanded agenda.

(i) As part of the strategic review the Company commenced an evaluation of the administrative, accounting, management information systems and technological infrastructures of its United States electronic security services division (the "Re-Engineering Project"). The Re-Engineering Project, which is on-going, is intended to modify and improve the entire structure of the business operations. As a consequence of the Re-Engineering Project, and incorporating the effects of the acquisition of Alert Centre, Inc. ("Alert"), in each of the fourth quarters of 1996 and 1995 senior executive management approved a restructuring plan which resulted in a charge for restructuring and other non-recurring items in the United States electronic security services division of $131.6 million and $19.4 million, respectively.

The United States electronic security services division restructuring charge in 1996 was principally attributable to planned technological infrastructure enhancements to facilitate further consolidation of the Company's entire customer monitoring center network together with all related operations, which it is expected will be substantially completed by December 1997. The restructuring charge included the write off of certain property, plant and equipment of $82.6 million, provision for idle property leases of $18.9 million, the termination of certain contractual obligations and other settlement costs of $9.4 million, and other integration and restructuring costs of $20.7 million. The amounts paid and charged in 1996 against the provisions for the termination of certain contractual obligations and other settlement costs, and against other integration and restructuring costs, amounted to $4.8 million and $4.3 million, respectively.

The United States electronic security services division restructuring charge in 1995 was principally attributable to the closure of the Parsippany, New Jersey and associated corporate offices, which will be substantially completed by March 1997. Full implementation of the restructuring plan will result in the termination of approximately 250 employees of which approximately 180 employees had been terminated by December 31, 1996. Employee severance and other associated costs included in the restructuring charge amounted to $13.6 million, the write off of certain property, plant and equipment amounted to $1.9 million, and other integration and restructuring costs amounted to $3.9 million. The amounts paid and charged in 1996 against the provisions for employee severance and other associated costs, and against other integration and restructuring costs, amounted to $7.1 million and $3.5 million, respectively.

                                  ADT LIMITED

NOTE 5--RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED)
During the fourth quarter of 1996, the Company commenced a strategic and detailed review of the electronic security services businesses acquired as part of the acquisition of ASH in September 1996. In December 1996 senior executive management approved a restructuring plan which is intended to merge and integrate fully the ASH group into the ADT group by December 1997, and which resulted in a charge for restructuring and other non-recurring items in the United Kingdom and the United States electronic security services divisions of $68.6 million and $29.2 million, respectively.

The restructuring charge included the write off of certain property, plant and equipment of $13.2 million, provision for idle property leases of $22.5 million, the termination of certain contractual obligations and other settlement costs of $35.2 million, and other integration and restructuring costs of $26.9 million. The amounts paid and charged in 1996 against the provisions for the termination of certain contractual obligations and other settlement costs, and against other integration and restructuring costs, amounted to $7.2 million and $1.0 million, respectively.

As part of the strategic review, in 1996 the Company also commenced an evaluation of the customer monitoring center network in its Canadian electronic security services division which resulted in a charge for restructuring and other non-recurring items of $3.1 million. The restructuring charge included the write off of certain property, plant and equipment of $1.3 million and provision for idle property leases of $1.8 million, of which $0.2 million was paid and charged in 1996.

As part of the strategic review, in 1995 the Company also commenced an evaluation of the management information systems of its United Kingdom electronic security services division which resulted in a charge for restructuring and other non-recurring items in 1995 of $2.0 million principally relating to the write off of certain property, plant and equipment.

(ii) The effects of the Re-Engineering Project and the merger of the ASH group into the ADT group resulted in a charge for restructuring and other non-recurring items at the corporate level in 1996 of $4.8 million, comprising other integration and restructuring costs, of which $3.0 million was paid and charged in 1996.

During 1995 the Company also evaluated its group corporate structure, in particular in the United Kingdom. As a result, in the fourth quarter of 1995, senior executive management approved a restructuring plan, which was substantially completed by December 1996, which resulted in a charge for restructuring and other non-recurring items at the corporate level of $12.8 million.

The corporate restructuring charge included the provision for idle property leases of $5.6 million, the termination of certain contractual obligations and other settlement costs of $4.8 million, and employee severance for four executives, all of whom were terminated during 1996, and other associated costs, of $2.4 million. The amounts paid and charged in 1996 against the provisions in the aforementioned categories were $0.6 million, $4.8 million and $1.8 million, respectively.

The corporate restructuring charge in 1994 of $4.5 million was principally attributable to the Company's corporate administration in the United Kingdom and related to a provision for idle property leases.

                                  ADT LIMITED

NOTE 6--CHARGE FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

YEAR ENDED DECEMBER 31                                                                   1996       1995       1994
                                                                                          $M         $M         $M
Electronic security services (i).....................................................     (731.7)        --         --
Vehicle auction services (ii)........................................................      (13.0)        --         --
                                                                                       ---------  ---------  ---------
                                                                                          (744.7)        --         --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Effective January 1, 1996, the Company was required to adopt Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 prescribes a methodology for assessing and measuring an impairment loss that is significantly different from previous guidelines and procedures.

SFAS 121 requires the recoverability of the carrying value of long-lived assets, primarily property, plant and equipment, and related goodwill, and other intangible assets, to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Under SFAS 121 it is necessary to evaluate for and calculate an impairment loss at the lowest level of asset grouping for which there are identifiable cash flows. Under SFAS 121, if an asset being tested for recoverability was acquired in a business combination accounted for using the purchase method, the goodwill that arose in the transaction is included in the impairment evaluation of that asset.

SFAS 121 requires that an impairment loss is recognized when the carrying amount of an asset exceeds the sum of the estimated undiscounted future cash flows of the asset. Under SFAS 121 an impairment loss is calculated as the difference between the carrying amount of the asset, including the related goodwill, and its estimated fair value. The carrying amount of the related goodwill is eliminated before making any reduction in the carrying amount of any other impaired long-lived asset.

Prior to the adoption of SFAS 121, the Company's policy was to evaluate for impairment of long-lived assets, including goodwill, on an aggregate basis for each business segment. Management has determined that within the electronic security services division the lowest level of asset grouping referred to above can be determined on a country by country basis and, with effect from the first quarter of 1996, further split principally in terms of commercial and residential sectors. The assets principally comprise subscriber systems installed at customers' premises, which are included in property, plant and equipment, and the related goodwill, and other intangible assets. Within the vehicle auction services division the lowest level of asset grouping can be determined principally on an individual auction center basis, and the assets principally comprise land and real estate, which are included in property, plant and equipment, and the related goodwill. Management has estimated the fair values referred to above by using an analysis of estimated discounted future cash flows as the best available estimate of fair value. The basis of the calculation was the Company's business strategy, plans and financial projections, and an appropriate discount factor based on the Company's estimated cost of capital.

                                  ADT LIMITED

NOTE 6--CHARGE FOR THE IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED)
Following the adoption of SFAS 121, in particular the change in methodology requiring the Company to evaluate assets at the lowest level of asset grouping, rather than on an aggregate basis, in the first quarter of 1996 the Company recorded an aggregate non-cash charge for the impairment of long-lived assets of $744.7 million, as a separate line item in the consolidated statements of income, with a consequential tax credit of $10.8 million. The $744.7 million impairment charge comprised $731.7 million relating to the electronic security services division and $13.0 million relating to the vehicle auction services division.

(i) The $731.7 million impairment charge in the electronic security services division comprised $397.1 million related to the ADT group and $334.6 million related to the ASH group.

The $397.1 million impairment charge in the electronic security services division of the ADT group related to an impairment in the carrying value of subscriber systems principally in the commercial sector, including related goodwill which principally arose on the acquisition of ADT Security Services in 1987 of $395.3 million and other assets of $1.8 million. Since 1989 the Company's electronic security services operations in the residential sector have developed at a very rapid rate based principally on internally generated growth. As a consequence, the Company's operations in the commercial sector, which were acquired principally in 1987, have now been complemented by a significant residential electronic security services operation. This was a major factor in the Company's decision to commence the Re-Engineering Project in 1995, which is on-going. In the context of the Re-Engineering Project and changes in the electronic security services business environment, the electronic security services operations have now been reorganized along separate commercial and residential business lines, rather than on an aggregate geographic basis, with effect from the first quarter of 1996, and which is fully supported by management and financial reporting systems that now record the results and cash flows of each sector separately. When the financial projections and estimated future cash flows of the commercial sector were analyzed separately, they indicated that the carrying amount of the related assets may not be fully recoverable. This is reflective of increased competition and other pricing factors as well as changes in the business environment. Accordingly, upon adoption of SFAS 121 the Company evaluated the commercial sector assets for impairment with a resultant charge being recorded. In the United States the impairment charge amounted to $303.4 million. In Canada, where the business performance has continued to be disappointing, the impairment charge amounted to $56.7 million. In Europe, the impairment charge amounted to $37.0 million, principally due to the business performance of certain countries not meeting previous expectations.

The $334.6 million impairment charge in the electronic security services division of the ASH group related to an impairment in the carrying value of subscriber systems of $121.0 million, and the carrying value of related goodwill and other intangibles of $213.6 million which principally arose on the acquisition of certain of the businesses of Modern Security Systems in 1989 and 1990, API Security in 1989 and the Sonitrol Group in 1992. The impairment charge amounted to $211.2 million and $123.4 million in the United Kingdom and the United States, respectively. In both the United Kingdom and the United States, the adoption of SFAS 121 coincided with a reorganization of both the commercial and residential business sectors to address, in part, changes in the electronic security services business environment and performance similar to those being addressed by the ADT group. In addition, the aggregate fair value of ADT common shares issued to ASH shareholders on merger was significantly less than ASH's consolidated net asset value. It was for all these reasons that the Company reviewed the assets for impairment upon adoption of SFAS 121.

(ii) The $13.0 million impairment charge in the vehicle auction services division related to an impairment in the carrying value of property and related improvements, including related goodwill which principally arose on the acquisition of ADT Automotive in 1987.

                                  ADT LIMITED

NOTE 7--GAIN (LOSS) ON DISPOSAL OF BUSINESSES

YEAR ENDED DECEMBER 31                                                                           1996        1995       1994
                                                                                                  $M          $M         $M
United Kingdom and Continental European vehicle auction services businesses (i).............      --           (65.8)    --
European electronic article surveillance business (ii)......................................      --            31.4     --
Other (iii).................................................................................         1.7        (2.2)  (0.3)
                                                                                                      --     -------    ----
                                                                                                     1.7       (36.6)  (0.3)
                                                                                                      --     -------    ----
                                                                                                      --     -------    ----


(i) In December 1995 the Company disposed of an interest in European Auctions (note 34) for an aggregate consideration of $334.9 million (note 18). The net loss on disposal of $65.8 million included $136.5 million relating to the write off of net unamortized goodwill and other intangibles (note 17(ii)) and a $23.2 million charge related to cumulative currency translation adjustments.

(ii) In November 1995 the Company disposed of its entire European electronic article surveillance business for an aggregate consideration of $54.0 million, comprising cash of $48.6 million and deferred consideration of $5.4 million. The net gain on disposal of $31.4 million included a $2.1 million gain relating to cumulative currency translation adjustments.

(iii) During 1996 the Company disposed of a European electronic security services business operated by the ASH group for an aggregate cash consideration of $3.0 million. The net gain on disposal amounted to $1.7 million.

During 1995 the Company disposed of certain of the European electronic security services operations and businesses operated by the ASH group for an aggregate consideration of $6.1 million, comprising cash of $5.9 million and deferred consideration of $0.2 million. The net loss on disposal of $2.2 million included $2.8 million relating to the write off of net unamortized goodwill and other intangibles (note 17(ii)) and a $1.1 million charge relating to cumulative currency translation adjustments.

During 1994 the Company disposed of its entire Australasian electronic security services businesses, and also disposed of certain of the North American electronic security services operations of the ADT group and the ASH group. The aggregate consideration on these disposals amounted to $21.6 million, comprising cash of $11.1 million and notes receivable of $10.5 million, and the net loss on disposal of $0.3 million included $10.7 million relating to the write off of net unamortized goodwill and other intangibles.

                                  ADT LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8--OTHER INCOME LESS EXPENSES

YEAR ENDED DECEMBER 31                                                                     1996       1995       1994
                                                                                            $M         $M         $M
Gains and losses arising from the ownership of:
Short-term investments.................................................................     --         --            3.0
Long-term investments (i)..............................................................       54.4       (5.0)      18.5
Write off in value of associate (ii)...................................................     --         --          (30.7)
Settlement gain (iii)..................................................................       65.0     --         --
Gains and losses on currency transactions..............................................        9.7        0.9        2.1
Other income less expenses--net........................................................       (0.3)      (0.9)       3.0
                                                                                         ---------        ---  ---------
                                                                                             128.8       (5.0)      (4.1)
                                                                                         ---------        ---  ---------
                                                                                         ---------        ---  ---------

(i) Realized gains and losses arising from the ownership of short-term and long-term investments are principally stated before carrying costs of interest, administrative and other expenses. During 1996 gains arising from the ownership of long-term investments comprised a net gain of $53.4 million relating to the disposal in November 1996 of the Company's entire investment in Limelight Group plc, a United Kingdom quoted company, which was previously valued and accounted for by the Company at a nominal amount, a net gain of $1.2 million relating to the disposal of the Company's equity investment in Integrated Transport Systems Limited (notes 18 and 34) and other net losses of $0.2 million principally arising from the disposal of other non-core investments.

During 1995 losses arising from the ownership of long-term investments comprised $5.1 million relating to the disposal, principally during the second quarter of 1995, of the Company's entire equity investments in Compagnie Generale de Protection et Securite SA ("CGPS") and Microtech Security (UK) Limited ("Microtech") which were held by the ASH group (note 18), and other net gains of $0.1 million principally arising from the disposal of other non-core investments. The net loss on disposal of $5.0 million included $7.3 million relating to the write off of net unamortized goodwill and other intangibles and a $1.1 million charge relating to cumulative currency translation adjustments.

During 1994 gains arising from the ownership of long-term investments comprised $4.2 million relating to the disposal of the Company's entire equity investment in Nu-Swift plc, a United Kingdom quoted company, and other net gains of $14.3 million principally arising from the disposal of other non-core investments.

(ii) The write off in value of associate in 1994 related to the Company's entire equity investment in Arius, Inc. ("Arius"), a United States unquoted company, which was held by the ASH group. A detailed assessment of the investment in Arius was carried out during 1994 and as a result a net write off of $30.7 million was recorded, of which $26.5 million related to the write off of net unamortized goodwill and other intangibles and $2.9 million related to other provisions. During 1995 Arius went into voluntary liquidation.

                                  ADT LIMITED

NOTE 8--OTHER INCOME LESS EXPENSES (CONTINUED)
(iii) During 1991 a lengthy review and evaluation of the businesses and assets acquired in 1990 in respect of Britannia Security Group PLC ("Britannia") was undertaken by the Company. This review revealed that, at the time of the acquisition of Britannia by ADT certain assets, particularly subscriber systems installed at customer premises, had been included in the consolidated financial statements of Britannia at values materially in excess of their net realizable value. During 1992 ADT commenced legal proceedings against Britannia's auditors at the time of acquisition, BDO Binder Hamlyn ("BDO"), to seek recovery of the damages suffered. In December 1995 the High Court of Justice in England awarded damages of approximately $160 million (including interest) against BDO, plus the reimbursement of certain legal costs incurred in connection with the litigation. BDO then appealed against the judgment. At December 31, 1995 ADT did not recognize the award of any damages in its consolidated statements of income and had deferred certain legal costs incurred in connection with the litigation amounting to $11.1 million in order to match these costs with the award when recognized. These deferred costs were included in other long-term assets (note
20).

In December 1996 ADT and BDO entered into a settlement agreement, subject to completion of certain additional documentation which was signed in February 1997, which included the payment to ADT of $77.5 million in cash (included in other current assets (note 15)) together with a further deferred payment of $8.6 million, in full and final settlement of the aforementioned proceedings, including the judgment, accrued interest and costs. As a result of the settlement BDO have withdrawn their appeal. The net gain arising on this settlement amounted to $69.7 million, of which $65.0 million was included in other income less expenses and $4.7 million was included in interest income.

NOTE 9--INCOME TAXES

(i) The provision for income taxes in the consolidated statements of income was as follows:

YEAR ENDED DECEMBER 31                                                                        1996       1995       1994
                                                                                               $M         $M         $M
Current income taxes: US..................................................................       (6.5)      (3.1)      (4.6)
Non US....................................................................................      (11.2)      (6.6)      (5.4)
                                                                                            ---------  ---------  ---------
                                                                                                (17.7)      (9.7)     (10.0)
                                                                                            ---------  ---------  ---------
Deferred income taxes: (note 25)
US (principally federal income taxes).....................................................       20.9      (18.0)     (22.6)
Non US....................................................................................       18.6       (0.4)      (2.3)
                                                                                            ---------  ---------  ---------
                                                                                                 39.5      (18.4)     (24.9)
                                                                                            ---------  ---------  ---------
                                                                                                 21.8      (28.1)     (34.9)
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

US current income taxes in 1996 comprise federal and state income taxes, and in 1995 and 1994 principally comprise state income taxes.

                                  ADT LIMITED

NOTE 9--INCOME TAXES (CONTINUED)
(ii)        (Loss) income before income taxes included the following components:

YEAR ENDED DECEMBER 31                                                                       1996       1995       1994
                                                                                              $M         $M         $M
US (loss) income.........................................................................     (485.6)      59.5       53.8
Non US (loss) income.....................................................................     (222.9)      (0.4)      63.7
                                                                                           ---------        ---  ---------
(Loss) income before income taxes........................................................     (708.5)      59.1      117.5
                                                                                           ---------        ---  ---------
                                                                                           ---------        ---  ---------

(iii) The reconciliation between notional US federal income taxes at the statutory rate on consolidated (loss) income before income taxes and the Company's income tax provision was as follows:

YEAR ENDED DECEMBER 31                                                                      1996       1995       1994
                                                                                             $M         $M         $M
Notional US federal income taxes at the statutory rate..................................      248.0      (20.7)     (41.1)
Adjustments to reconcile to the Company's income tax provision:
US state income tax provisions, net.....................................................       (3.1)      (2.7)      (3.2)
Non US net (losses) earnings............................................................      (70.6)      (7.1)      14.6
SFAS 121 impairment.....................................................................     (150.2)    --         --
Utilization and/or recognition of tax loss carryforwards and other items................       (2.3)       2.4       (5.2)
                                                                                          ---------  ---------  ---------
Income tax provision....................................................................       21.8      (28.1)     (34.9)
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

NOTE 10--LOSS FROM DISCONTINUED OPERATIONS

During 1994 the Company disposed of all its remaining non-core businesses, principally the Insight Travel Group. The Company no longer has any interests in non-core businesses. The aggregate cash consideration on these disposals amounted to $11.2 million and the net loss amounted to $3.7 million, which included $19.1 million relating to the write off of net unamortized goodwill and other intangibles. The net income from operations for 1994 amounted to $0.4 million on net sales of $80.6 million.

NOTE 11--EXTRAORDINARY ITEMS

During 1996 and 1995 the Company reacquired in the market certain of its senior subordinated notes (note 23(ii)), which was financed from cash on hand. Extraordinary items included the loss arising on reacquisition of $0.9 million (1995--$0.9 million) and the write off of net unamortized deferred refinancing costs of $0.5 million (1995 - $0.8 million) relating to the early extinguishment of certain amounts outstanding under the senior subordinated notes, and were stated net of applicable income taxes of $0.2 million (1995--$0.2 million).

                                  ADT LIMITED

NOTE 11--EXTRAORDINARY ITEMS (CONTINUED)
In September 1996 the Company repaid in full all amounts owed by the ASH group under its senior notes and bank credit agreement (note 23(vi)), which were subsequently cancelled, and which was financed from cash on hand and loans drawn under the revolving bank credit agreement. Extraordinary items included the loss arising on repayment of $4.2 million and the write off of net unamortized deferred refinancing costs of $0.4 million relating to the early extinguishment of all amounts outstanding under the senior notes and bank credit agreement owed by the ASH group, with no consequential tax effect.

In December 1996 the Company gave notice to all convertible capital bond holders that all of the outstanding capital bonds owed by the ASH group would be fully redeemed by the Company, and subsequently cancelled (note 23(v)), and which was financed from cash on hand and amounts drawn down under the sterling denominated bank credit facility (note 23(vii)). Extraordinary items included the write off of net unamortized deferred refinancing costs of $1.6 million relating to the early extinguishment of all amounts outstanding under the convertible capital bonds owed by the ASH group, with no consequential tax effect.

In December 1996 the Company entered into a new bank credit agreement, subject to completion of certain additional documentation which was signed in January 1997, which replaced in full its previous bank credit agreement and which was subsequently cancelled (note 23(iv)). Extraordinary items included the write off of net unamortized deferred refinancing costs of $1.5 million relating to the early extinguishment of all amounts outstanding under the bank credit agreement owed by the ADT group, and were stated net of applicable income taxes of $0.5 million.

In July 1995 the Company repaid in full all amounts owed by the ADT group under its previous bank credit agreement, which was subsequently cancelled. The Company funded the repayment from the net proceeds of the issue of its Liquid Yield Option Notes (note 23(iii)). Extraordinary items included the write off of net unamortized deferred refinancing costs of $12.8 million relating to the early extinguishment of all amounts outstanding under the previous bank credit agreement owed by the ADT group, and were stated net of applicable income taxes of $4.5 million.

NOTE 12--(LOSS) EARNINGS PER COMMON SHARE

The calculation of primary (loss) earnings per common share was based on the weighted average of 137,114,415 (1995--138,283,458; 1994 -136,148,361) common shares in issue during the year which in 1996 did not allow for the allotment of common shares under executive share option schemes, which are considered common stock equivalents, because their effect was anti-dilutive as a consequence of the net loss for the year. Common stock equivalents included in the weighted average number of common shares in issue during 1995 and 1994 were 2,921,286 and 2,503,059, respectively. Primary (loss) earnings per common share from continuing operations was based on adjusted net loss from continuing operations available to common shareholders of $687.0 million (1995 - $30.7 million net income; 1994--$69.3 million net income).

                                  ADT LIMITED

NOTE 13--ACCOUNTS RECEIVABLE--NET

AT DECEMBER 31                                                                                       1996       1995
                                                                                                      $M         $M
Trade accounts receivable........................................................................      229.2      213.4
Less: allowance for doubtful receivables.........................................................      (18.5)     (17.0)
                                                                                                   ---------  ---------
                                                                                                       210.7      196.4
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

NOTE 14--INVENTORIES

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Raw materials and consumables.................................................................        8.6        8.8
Work in process...............................................................................       18.9       14.1
Finished goods................................................................................       11.7       15.1
                                                                                                      ---        ---
                                                                                                     39.2       38.0
                                                                                                      ---        ---
                                                                                                      ---        ---

NOTE 15--PREPAID EXPENSES AND OTHER CURRENT ASSETS

AT DECEMBER 31                                                                                  1996       1995
                                                                                                 $M         $M
Prepaid expenses............................................................................       10.9       11.6
Other current assets........................................................................      106.1       22.9
                                                                                              ---------        ---
                                                                                                  117.0       34.5
                                                                                              ---------        ---
                                                                                              ---------        ---

At December 31, 1996 other current assets included $77.5 million of settlement gain proceeds (note 8(iii)).

                                  ADT LIMITED

NOTE 16--PROPERTY, PLANT AND EQUIPMENT--NET

AT DECEMBER 31                                                                                   1996       1995
                                                                                                  $M         $M
Cost:
Property and related improvements............................................................      290.7      271.6
Subscriber systems...........................................................................    1,977.5    1,874.0
Other plant and equipment....................................................................      214.8      199.0
                                                                                               ---------  ---------
Total cost...................................................................................    2,483.0    2,344.6
                                                                                               ---------  ---------
Accumulated depreciation:
Property and related improvements............................................................       56.0       41.5
Subscriber systems...........................................................................      762.0      614.2
Other plant and equipment....................................................................      151.4      117.6
                                                                                               ---------  ---------
Total accumulated depreciation...............................................................      969.4      773.3
                                                                                               ---------  ---------
Net book values..............................................................................    1,513.6    1,571.3
                                                                                               ---------  ---------
                                                                                               ---------  ---------

NOTE 17--GOODWILL AND OTHER INTANGIBLES--NET

                                                                                                 1996       1995
                                                                                                  $M         $M
Cost:
At January 1.................................................................................    1,290.6    1,345.2
SFAS 121 impairment (note 6).................................................................     (825.6)    --
Acquisitions (i).............................................................................       44.9      123.0
Disposals (ii)...............................................................................     --         (174.1)
Currency translation adjustments.............................................................     --           (3.5)
                                                                                               ---------  ---------
At December 31...............................................................................      509.9    1,290.6
                                                                                               ---------  ---------
Accumulated amortization:
At January 1.................................................................................      237.0      233.7
SFAS 121 impairment (note 6).................................................................     (203.7)    --
Charge for the year..........................................................................       18.6       38.9
Disposals (ii)...............................................................................     --          (34.8)
Currency translation adjustments.............................................................     --           (0.8)
                                                                                               ---------  ---------
At December 31...............................................................................       51.9      237.0
                                                                                               ---------  ---------
Net book values:
At December 31...............................................................................      458.0    1,053.6
                                                                                               ---------  ---------
                                                                                               ---------  ---------

(i) In February 1996 the Company acquired the remaining 24.0 per cent of the outstanding voting share capital of Alert, an electronic security services company in the United States, not already owned by the Company, for an aggregate cash consideration of $25.5 million, which was financed from cash on hand. The amount of goodwill arising from this acquisition was $10.3 million. During 1996 the Company purchased other intangibles, principally customer contracts, in North America and Europe for an aggregate cash consideration of $34.6 million which was financed from cash on hand.

                                  ADT LIMITED

NOTE 17--GOODWILL AND OTHER INTANGIBLES--NET (CONTINUED)
In December 1995 the Company acquired 76.0 per cent of the outstanding voting share capital of Alert, for an aggregate cash consideration of $69.0 million, which was financed from cash on hand. The amount of goodwill and other intangibles arising from this acquisition was $80.1 million and $40.0 million, respectively. In January 1995 the Company acquired a vehicle auction services business in Belgium for an aggregate cash consideration of $4.2 million, which was disposed of in December 1995 as part of the disposal by the Company of an interest in European Auctions (note 17(ii)). During 1995 the Company also acquired several small electronic security services businesses in the United States and Europe for an aggregate cash consideration of $1.0 million.

These acquisitions have been accounted for using the purchase method. Accordingly, the respective purchase prices have been allocated to assets acquired and liabilities assumed based on their preliminary estimated fair values. These allocations resulted in goodwill and other intangibles of $44.9 million arising during the year (1995--$123.0 million).

(ii) In December 1995 the Company disposed of an interest in European auctions (notes 18 and 34). Net unamortized goodwill and other intangibles on disposal of $136.5 million was included in the loss on disposal of businesses (note 7(i)). During 1995 the Company disposed of certain of the European electronic security services operations and businesses operated by the ASH group. The net unamortized goodwill and other intangibles on disposal of $2.8 million was included in the gain on disposal of businesses (note 7(iii)).

(iii) The accumulated cost, accumulated amortization and net book values of the goodwill balance included within goodwill and other intangibles at December 31, 1996 amounted to $421.0 million, $43.0 million and $378.0 million, respectively (1995--$1,120.1 million, $206.9 million and $913.2 million, respectively).

NOTE 18--INVESTMENT IN AND LOANS TO ASSOCIATE

AT DECEMBER 31                                                                                          1996       1995
                                                                                                         $M         $M
Vendor Note.........................................................................................     --           83.9
Shareholder Loan Notes..............................................................................     --           13.9
                                                                                                            ---        ---
                                                                                                         --           97.8
                                                                                                            ---        ---
Less: unamortized discount..........................................................................     --           (9.9)
                                                                                                            ---        ---
                                                                                                         --           87.9
                                                                                                            ---        ---
Investment in ordinary share capital................................................................     --            0.9
                                                                                                            ---        ---
                                                                                                         --           88.8
                                                                                                            ---        ---
                                                                                                            ---        ---

In December 1995 the Company disposed of an interest in European Auctions to Integrated Transport Systems Limited ("ITS") (note 34) for an aggregate consideration of $334.9 million.

                                  ADT LIMITED

NOTE 18--INVESTMENT IN AND LOANS TO ASSOCIATE (CONTINUED)
The aggregate consideration received by the Company on closing was comprised of cash of $235.1 million, $187.6 million aggregate principal amount at maturity of a subordinated deep discount zero coupon loan note issued by ITS maturing in March 2004 ("Vendor Note"), $31.1 million aggregate principal amount at maturity of subordinated deep discount zero coupon loan notes issued by ITS maturing in March 2004 ("Shareholder Loan Notes"), and a 43.1 per cent interest in the ordinary share capital of ITS at an issue price of $2.0 million.

The Vendor Note is a sterling loan note with an issue price of $83.9 million, reflecting a yield to maturity of 10.0 per cent per annum, and was valued by the Company at $74.6 million. There are no periodic payments of interest. The Vendor
Note is a subordinated, non-collateralized obligation of ITS and is transferrable, under certain conditions, after December 1998. The discount on the Vendor Note of $9.3 million will be amortized on a basis linked to the yield to maturity over the life of the loan note as a credit to interest income, and represents the difference between the stated yield to maturity and the prevailing market yield to maturity of approximately 11.5 per cent per annum, for similar types of loan notes at the time the Vendor Note was issued in December 1995. The interest yield and discount amortization for 1996 amounted to $8.6 million and $0.3 million, respectively.

The Shareholder Loan Notes are transferrable sterling loan notes with an issue price of $13.9 million, reflecting a yield to maturity of 10.0 per cent per annum, and were valued by the Company at $13.3 million. There are no periodic payments of interest. The Shareholder Loan Notes are subordinated, non-collateralized obligations of ITS and are also subordinated to the Vendor Note.

The aggregate fair market value of the Vendor Note and Shareholder Loan Notes at December 31, 1995 amounted to $87.9 million, and was based on discounting the loan notes at estimated current sterling interest rates on similar term financial instruments.

The 43.1 per cent interest in the ordinary share capital of ITS was valued and accounted for by the Company at $0.9 million.

In February 1996 the Company disposed of its entire interest in Shareholder Loan Notes with an issue price of $13.9 million and valued by the Company at $13.3 million (net of unamortized discount of $0.6 million), and 33.1 per cent of the ordinary share capital of ITS valued by the Company at $0.9 million, for an aggregate cash consideration of $15.4 million. The net gain arising on the transaction amounted to $1.2 million which was included in other income less expenses (note 8(i)).

As a result of the above transaction, the Company now holds a 10.0 per cent interest in the ordinary share capital of ITS, valued and accounted for by the Company at a nominal amount, together with the Vendor Note, which at December 31, 1996 is disclosed as a long-term investment (note 19) and has been accounted for at its amortized cost.

                                  ADT LIMITED

NOTE 18--INVESTMENT IN AND LOANS TO ASSOCIATE (CONTINUED)
The movement in the carrying value of investment in and loans to associate since January 1, 1995 has been as follows:

                                                                                                      1996       1995
                                                                                                       $M         $M
At January 1......................................................................................       88.8       12.6
Acquisitions......................................................................................     --           88.8
Disposals.........................................................................................      (14.2)     (12.6)
Reclassifications.................................................................................      (74.6)    --
                                                                                                    ---------  ---------
At December 31....................................................................................     --           88.8
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

During 1995 the Company disposed of its entire equity investments in CGPS, a French unquoted company, and Microtech, a United Kingdom unquoted company, for an aggregate consideration of $8.6 million comprising cash of $7.8 million and notes receivable of $0.8 million. The net loss on disposal of $5.1 million, including $7.3 million relating to the write off of net unamortized goodwill and other intangibles and a $1.1 million charge relating to cumulative currency translation adjustments, was included in other income less expenses (note 8(i)).

NOTE 19--LONG-TERM INVESTMENTS

AT DECEMBER 31                                                                                       1996       1995
                                                                                                      $M         $M
Vendor Note (note 18)............................................................................      102.0     --
Less: unamortized discount.......................................................................      (10.0)    --
                                                                                                   ---------  ---------
                                                                                                        92.0     --
Other long-term investments......................................................................        8.6        2.0
                                                                                                   ---------  ---------
                                                                                                       100.6        2.0
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

The fair market value of the Vendor Note at December 31, 1996 amounted to $89.7 million, and is based on discounting the loan note at estimated current sterling interest rates on similar term financial instruments. The aggregate fair market value of other long-term investments at December 31, 1996 amounted to $8.6 million (1995--$2.0 million) and is based on estimates made by the Company.

                                  ADT LIMITED

NOTE 20--OTHER LONG-TERM ASSETS

AT DECEMBER 31                                                                                          1996       1995
                                                                                                         $M         $M
Deferred refinancing costs..........................................................................       19.4       27.1
Other long-term assets..............................................................................       56.0       57.1
                                                                                                            ---        ---
                                                                                                           75.4       84.2
                                                                                                            ---        ---
                                                                                                            ---        ---

In connection with the refinancing of certain long-term debt obligations of the Company certain fees and expenses were incurred. These refinancing costs are being amortized as interest expense through the consolidated statements of income on a straight line basis over the terms of the respective lives of the Company's various long-term debt obligations. The refinancing costs amortization for the year amounted to $3.7 million (1995--$5.3 million; 1994--$5.7 million). During the year $4.0 million (1995--$13.6 million; 1994--nil) of net unamortized deferred refinancing costs, relating to the early extinguishment of certain amounts outstanding under the Company's long-term debt obligations, were written off as extraordinary items in the consolidated statements of income (note 11).

NOTE 21--SHORT-TERM DEBT

AT DECEMBER 31                                                                                        1996       1995
                                                                                                       $M         $M
Bank and acceptance facilities....................................................................       50.6       39.4
Current portion of long-term debt (note 23).......................................................      158.6        5.5
                                                                                                    ---------        ---
                                                                                                        209.2       44.9
                                                                                                    ---------        ---
                                                                                                    ---------        ---

The average rate of interest on short-term debt outstanding at December 31, 1996 was 7.8 per cent (1995-- 7.9 per cent). Short-term debt is generally repayable on demand or at an interest payment date, and is non-collateralized except for $0.5 million of bank and acceptance facilities in 1995, and $5.5 million of the current portion of long-term debt in 1995.

                                  ADT LIMITED

NOTE 22--OTHER CURRENT LIABILITIES

AT DECEMBER 31                                                                                 1996       1995
                                                                                                $M         $M
Accruals...................................................................................       70.6       78.5
Payroll and employee benefits..............................................................       58.1       53.5
Payments received on account...............................................................       17.1       10.1
Income taxes...............................................................................       15.6       12.0
Interest payable...........................................................................       23.7       25.4
Short-term restructuring, disposition and other provisions.................................       95.6       37.4
Other current liabilities..................................................................       12.9       10.3
                                                                                             ---------  ---------
                                                                                                 293.6      227.2
                                                                                             ---------  ---------
                                                                                             ---------  ---------

NOTE 23--LONG-TERM DEBT

AT DECEMBER 31                                                                             1996       1995
                                                                                            $M         $M
Senior notes (i).......................................................................      250.0      250.0
Senior subordinated notes (ii).........................................................      294.1      317.2
Liquid Yield Option Notes (iii)........................................................      326.8      306.8
Revolving bank credit agreement (iv)...................................................       83.0       15.0
Convertible capital bonds (v)..........................................................       75.6       68.7
Bank credit agreement--ASH (vi)........................................................     --          126.2
Senior notes--ASH (vi).................................................................     --           56.8
Other (vii)............................................................................       39.2       39.6
                                                                                         ---------  ---------
                                                                                           1,068.7    1,180.3
Less: current portion (note 21)........................................................     (158.6)      (5.5)
                                                                                         ---------  ---------
                                                                                             910.1    1,174.8
                                                                                         ---------  ---------
                                                                                         ---------  ---------

(i) The $250.0 million 8.25 per cent senior notes due August 2000 were issued in August 1993, through a public offering, by ADT Operations, Inc., a company incorporated in the United States and an indirect wholly owned subsidiary of ADT, and are guaranteed on a senior basis by ADT and certain subsidiaries of ADT Operations, Inc. The senior notes are not redeemable prior to maturity and interest is payable semi-annually. The indentures governing the senior notes contain certain covenants including limitations on indebtedness, limitations on certain payments, including dividends on the Company's common shares, and compliance with various financial and operating covenants and prohibitions, and certain change in control provisions. The senior notes are non-collateralized senior obligations of ADT Operations, Inc. ranking pari passu in right of payment with all other existing and future senior indebtedness of ADT Operations, Inc. including indebtedness under the revolving bank credit agreement referred to in (iv) below.

                                  ADT LIMITED

NOTE 23--LONG-TERM DEBT (CONTINUED)
(ii) The $350.0 million 9.25 per cent senior subordinated notes due August 2003 were issued in August 1993, through a public offering, by ADT Operations, Inc., and are guaranteed on a senior subordinated basis by ADT. The senior subordinated notes are redeemable in whole or in part, at the option of ADT Operations, Inc., at any time after August 1998 at the following redemption prices: during the twelve month period beginning (a) August 1998 at 103.75 per cent (b) August 1999 at 102.50 per cent (c) August 2000 at 101.25 per cent, and thereafter at 100.00 per cent of the principal amount. Interest is payable semi-annually. The indentures governing the senior subordinated notes contain certain covenants as set out for the senior notes in (i) above. The senior subordinated notes are non-collateralized, senior subordinated obligations of ADT Operations, Inc. ranking pari passu with, or senior in right of payment to, all other existing and future indebtedness of ADT Operations, Inc. that is expressly subordinated to senior indebtedness of ADT Operations, Inc. During 1996 the Company reacquired in the market $23.1 million (1995--$32.8 million) face value of the senior subordinated notes at a purchase cost of $24.0 million (1995--$33.7 million) which was financed from cash on hand. The loss arising on reacquisition of $0.9 million (1995--$0.9 million), and related costs of $0.5 million (1995--$0.8 million), was included in extraordinary items (note 11).

(iii) In July 1995 ADT Operations, Inc. issued $776,250,000 aggregate principal amount at maturity of its zero coupon subordinated Liquid Yield Option Notes ("Notes") maturing July 2010. The net proceeds of the issue amounted to $287.4 million which was used to repay in full all amounts outstanding under ADT Operations, Inc.'s previous bank credit agreement, which was subsequently cancelled. The issue price per Note was $383.09, being 38.309 per cent of the principal amount of $1,000 per Note at maturity, reflecting a yield to maturity of 6.5 per cent per annum (computed on a semi-annual bond equivalent basis). There are no periodic payments of interest. The discount amortization on the Notes is being charged as interest expense through the consolidated statements of income on a basis linked to the yield to maturity. The Notes discount amortization for 1996 amounted to $20.3 million (1995--$9.4 million). Each Note is exchangeable for common shares of ADT at the option of the holder at any time prior to maturity, unless previously redeemed or otherwise purchased by ADT Operations, Inc., at an exchange rate of 28.23 common shares per Note. During 1996 619 Notes with a carrying value of $0.3 million were exchanged, at the option of the holders, for 17,472 ADT common shares (note 30). Any Note will be purchased by ADT Operations, Inc. at the option of the holder as of July 2002 for a purchase price per Note of $599.46. At this time, if the holder exercises the option, ADT has the right to deliver all or a portion of the purchase price in the form of common shares of ADT. Beginning July 2002 the Notes are redeemable for cash at any time at the option of ADT Operations, Inc., in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption. The Notes are guaranteed on a subordinated basis by ADT. If, on or prior to maturity, there is a change in control, the holder has the right to require ADT Operations, Inc. to purchase the Notes at the change in control purchase price.

(iv) In August 1995 ADT Operations, Inc. entered into a new $300 million revolving bank credit agreement which replaced in full its previous bank credit agreement. The new agreement has a term of five years and is guaranteed on a senior basis by ADT and certain subsidiaries of ADT Operations, Inc. Amounts available under this facility are available for borrowing and reborrowing (or issuance and reissuance in the case of letters of credit up to a maximum of $100 million), subject to certain conditions at that time, until June 2000 at which time all amounts are repayable in full. At December 31, 1996 $83.0 million (1995 -$15.0 million) was drawn down under the agreement, which has been classified in the current portion of long-term debt, plus letters of credit amounting to $81.1 million (1995--$81.0 million) which have been issued and have terms of less than one year. The Company utilizes letters of credit to back certain financing arrangements and insurance policies as well as for trade purposes. The letters of credit approximately reflect fair value as a condition of their underlying purpose. The Company expects the counterparties to fully perform under the terms of the agreements.

                                  ADT LIMITED

NOTE 23--LONG-TERM DEBT (CONTINUED)
Amounts drawn down under the revolving bank credit agreement bear interest at a floating rate equal, at the option of ADT Operations, Inc., to either the alternative base rate plus a margin or the reserve adjusted LIBO rate plus a margin. The average rate of interest at December 31, 1996 was 6.5 per cent (1995--7.6 per cent).

The revolving bank credit agreement contains certain financial and operating covenants, including restrictions on the Company's ability to incur additional indebtedness, limitations on certain payments, including dividends on the common shares of ADT and ADT Operations, Inc., and certain other financial covenants, including a minimum cash flow coverage ratio, a minimum debt to total capitalization ratio and a minimum level of shareholders' equity, and certain change in control provisions.

In December 1996 ADT Operations, Inc. entered into a new $200 million revolving bank credit agreement, subject to completion of certain additional documentation which was signed in January 1997, which replaced in full its previous bank credit agreement, and which was subsequently cancelled. The new agreement has a term of one year and is guaranteed on a senior basis by ADT and certain subsidiaries of ADT Operations, Inc. Amounts available under this new facility are available for borrowing and reborrowing (or issuance and reissuance in the case of letters of credit up to a maximum of $100 million), subject to certain conditions at that time, until January 1998 at which time all amounts are repayable in full. The interest rates and financial and operating covenants in place under the new facility are substantially the same as those referred to above for the previous bank credit agreement.

(v) The 9.5 per cent sterling denominated convertible capital bonds due July 2006 were issued by ASH Capital Finance (Jersey) Limited, a company incorporated in Jersey and an indirect wholly owned subsidiary of ADT, and are unconditionally and irrevocably guaranteed on a non-collateralized and subordinated basis by ADT. Interest is payable semi-annually. The capital bonds are convertible, at the option of the holder, into fully paid 2.0 per cent (fixed cumulative dividend) exchangeable redeemable preference shares in ASH Capital Finance (Jersey) Limited with a nominal value of one pence each. The preference shares are unconditionally and irrevocably guaranteed on a non-collateralized and subordinated basis by ADT. The preference shares are redeemable at their paid up value of L1 each and they are also exchangeable, at the option of the holder, for fully paid common shares of ADT at a price of L76.66 per common share, the price of which is subject to adjustment under certain circumstances. The capital bonds are unconditionally and irrevocably guaranteed on a non-collateralized and subordinated basis by ASH, and were formerly convertible into ordinary shares of ASH. Under the terms of the issue, ADT can require conversion of any outstanding capital bond if 85 per cent of the issue has been previously converted or purchased and cancelled, in which case the bond holders may elect for redemption in lieu of conversion. On or after June 1, 1996, ADT may exercise a call option at 100 per cent of the aggregate paid up amounts of the capital bonds outstanding.

In December 1996 ASH Capital Finance (Jersey) Limited gave notice to all bond holders that in January 1997 it would redeem all of the capital bonds then outstanding at a price equating to the denomination of each capital bond together with all accrued interest due. Accordingly, in January 1997 the capital bonds were fully redeemed at their carrying amount, which was financed from cash on hand and amounts drawn down under the sterling denominated bank credit facility, as set out in (vii) below, and at December 31, 1996 have been classified in the current portion of long-term debt.

(vi) In September 1996 the Company repaid in full all amounts owed by the ASH group under its senior notes and bank credit agreement, which were subsequently cancelled, and which was financed from cash on hand and loans drawn under the revolving bank credit agreement. The loss arising on repayment of $4.2 million, and related costs of $0.4 million, was included in extraordinary items (note 11).

                                  ADT LIMITED

NOTE 23--LONG-TERM DEBT (CONTINUED)
During 1994 ASH issued $60.7 million of its 8.28 per cent senior notes due January 1998 of which $5.6 million was in respect of yield maintenance. The senior notes were collateralized obligations of the ASH group. The yield maintenance amortization on the senior notes has been charged as interest expense through the consolidated statements of income. The yield maintenance amortization for 1996 amounted to $1.5 million (1995--$1.1 million; 1994--$0.6 million). The effective rate of interest including yield maintenance was 10.7 per cent.

During 1995 ASH entered into a bank credit agreement totalling approximately $134 million with a maturity date in January 1998. The amounts drawn under the agreement were collateralized obligations of the ASH group and bore interest principally at LIBO rate plus a margin.

(vii) Other long-term debt principally represents revolving facilities with various banks falling due for repayment in 1999 bearing interest at a floating rate equal, at the option of the Company, to either the alternative base rate plus a margin or the reserve adjusted LIBO rate plus a margin. The average rate of interest at December 31, 1996 was 7.5 per cent (1995--6.9 per cent). In addition, at December 31, 1996 $0.6 million (1995--$2.0 million) in letters of credit have been issued under certain of these facilities and have terms of less than one year.

In January 1997 the Company entered into a sterling denominated bank credit facility which is repayable on demand. The amount drawn down under the facility amounted to $26 million which was used to repay, in part, the amounts owed under the convertible capital bonds in (v) above. The facility is guaranteed by ADT and certain of its subsidiaries. Interest is payable at LIBO rate plus a margin.

In March 1997 the Company entered into a new $154 million sterling denominated bank credit facility of which $146 million is a term loan facility and $8 million is a revolving credit facility. The term loan facility was fully drawn down and, in part, was used to repay in full the $26 million drawn down under the sterling denominated bank credit facility referred to above. The new facility has a term of five years and is guaranteed by ADT and certain of its subsidiaries. Interest is payable at LIBO rate plus a margin.

The average rate of interest on all long-term debt during the year was 8.0 per cent (1995--8.2 per cent; 1994--8.4 per cent).

Based on estimated interest rates currently available to the Company for long-term debt with similar terms and average maturities, the fair value of all long-term debt at December 31, 1996 amounted to approximately $1,119 million (1995--approximately $1,241 million).

                                  ADT LIMITED

NOTE 23--LONG-TERM DEBT (CONTINUED)
The maturities and installments with respect to long-term debt outstanding at December 31, 1996 are as follows:

                                                                              $M
Year ending December 31                                              1997      158.6
                                                                     1998        0.9
                                                                     1999       34.5
                                                                     2000      251.7
                                                                     2001        0.9
                                                               Thereafter      622.1
                                                                           ---------
                                                                             1,068.7
                                                                           ---------
                                                                           ---------

NOTE 24--DEFERRED REVENUE

Deferred revenue is comprised of all subscriber billings for services not yet rendered.

NOTE 25--DEFERRED INCOME TAXES

The movement in deferred income taxes since January 1, 1994 has been as follows:

                                                                                             1996       1995       1994
                                                                                              $M         $M         $M
At January 1.............................................................................      142.4      123.5       95.3
(Credit) charge for the year (note 9(i)).................................................      (39.5)      18.4       24.9
Extraordinary items (note 11)............................................................       (0.7)      (4.7)    --
Eliminated on disposals..................................................................     --           (3.3)    --
Currency translation adjustments.........................................................       (0.7)       0.7       (0.2)
Reclassifications........................................................................      (10.0)       7.8        3.5
                                                                                           ---------  ---------  ---------
At December 31...........................................................................       91.5      142.4      123.5
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                                  ADT LIMITED

NOTE 25--DEFERRED INCOME TAXES (CONTINUED)
The significant temporary timing differences and tax loss carryforwards that gave rise to the deferred income tax balance at December 31, 1996 were as follows:

                                                                                         US        NON US       TOTAL
                                                                                         $M          $M          $M
Liabilities:
Depreciation........................................................................      864.8        72.6       937.4
Other...............................................................................        6.9        15.2        22.1
                                                                                      ---------  -----------  ---------
                                                                                          871.7        87.8       959.5
                                                                                      ---------  -----------  ---------
Assets:
Tax operating loss carryforwards....................................................      436.6        99.2       535.8
Provisions for estimated costs and expenses.........................................      143.7        57.2       200.9
Interest expense....................................................................      147.9      --           147.9
Post-retirement benefit obligations.................................................       78.6      --            78.6
Depreciation........................................................................     --            66.2        66.2
                                                                                      ---------  -----------  ---------
                                                                                          806.8       222.6     1,029.4
Valuation allowance.................................................................     (163.6)     (155.8)     (319.4)
                                                                                      ---------  -----------  ---------
                                                                                          643.2        66.8       710.0
                                                                                      ---------  -----------  ---------
Gross deferred income tax liability.................................................      228.5        21.0       249.5
                                                                                      ---------  -----------  ---------
Deferred income tax liability at statutory tax rates................................       80.0        11.5        91.5
                                                                                      ---------  -----------  ---------
                                                                                      ---------  -----------  ---------

The US tax operating loss carryforwards at December 31, 1996 expire as follows:

                                                                                                                 $M
Year ending December 31..........................................................................       1999        6.8
                                                                                                        2000        4.1
                                                                                                        2001       24.2
                                                                                                        2002       18.3
                                                                                                        2003        7.5
                                                                                                        2004       86.4
                                                                                                        2005      144.4
                                                                                                        2006      107.2
                                                                                                        2007       24.7
                                                                                                        2008       13.0
                                                                                                              ---------
                                                                                                                  436.6
                                                                                                              ---------
                                                                                                              ---------

No provision has been made for deferred income taxes on undistributed earnings of subsidiaries ($655.9 million at December 31, 1996) which are required to finance their continuing operations.

                                  ADT LIMITED

NOTE 25--DEFERRED INCOME TAXES (CONTINUED)
The significant temporary timing differences and tax loss carryforwards that gave rise to the deferred income tax balance at December 31, 1995 were as follows:

                                                                                         US        NON US       TOTAL
                                                                                         $M          $M          $M
Liabilities:
Depreciation........................................................................      857.9       124.4       982.3
Other...............................................................................        5.2        14.5        19.7
                                                                                      ---------       -----   ---------
                                                                                          863.1       138.9     1,002.0
                                                                                      ---------       -----   ---------
Assets:
Tax operating loss carryforwards....................................................      428.9        94.5       523.4
Provisions for estimated costs and expenses.........................................       69.2        12.5        81.7
Interest expense....................................................................       99.6      --            99.6
Post-retirement benefit obligations.................................................       66.5      --            66.5
                                                                                      ---------       -----   ---------
                                                                                          664.2       107.0       771.2
Valuation allowance.................................................................     (120.0)      (49.3)     (169.3)
                                                                                      ---------       -----   ---------
                                                                                          544.2        57.7       601.9
                                                                                      ---------       -----   ---------
Gross deferred income tax liability.................................................      318.9        81.2       400.1
                                                                                      ---------       -----   ---------
Deferred income tax liability at statutory tax rates................................      111.6        30.8       142.4
                                                                                      ---------       -----   ---------
                                                                                      ---------       -----   ---------

NOTE 26--OTHER LONG-TERM LIABILITIES

AT DECEMBER 31                                                                                 1996       1995
                                                                                                $M         $M
Pensions (note 33(i))......................................................................       28.4       20.6
Post-retirement benefits other than pensions (note 33(iv)).................................       48.2       47.8
Long-term restructuring, disposition and other provisions..................................       74.6       41.3
Other long-term liabilities................................................................       30.9       25.5
                                                                                             ---------  ---------
                                                                                                 182.1      135.2
                                                                                             ---------  ---------
                                                                                             ---------  ---------

NOTE 27--MINORITY INTERESTS

At December 31, 1995 minority interests represent the 24.0 per cent interest in the outstanding voting share capital of Alert held by the minority shareholders of Alert and not owned by the Company. The value is based on the consolidated net assets of Alert on a historical cost basis.

                                  ADT LIMITED

NOTE 27--MINORITY INTERESTS (CONTINUED)
In February 1996, following approval by Alert's shareholders, Alert was merged into the Company and, as a result, those shares then held by the minority shareholders and not owned by the Company were converted into the right to receive in cash the price paid per share by the Company in the initial tender offer. Accordingly, the minority interest outstanding at December 31, 1995 has been eliminated.

NOTE 28--CONVERTIBLE REDEEMABLE PREFERENCE SHARES

AT DECEMBER 31                                                                               1996       1995       1994
                                                                                              $M         $M         $M
Authorized:
225,000 5 3/4% convertible cumulative redeemable preference shares 2002 of $1 each
  (1995--225,000; 1994--225,000)(i)......................................................        0.2        0.2        0.2
500,000 6% convertible cumulative redeemable preference shares 2002 of $1 each
  (1995--500,000; 1994--500,000) (ii)....................................................        0.5        0.5        0.5
125,000,000 convertible cumulative redeemable preference shares of $1 each
  (1995--125,000,000; 1994--125,000,000) (iii)...........................................      125.0      125.0      125.0
                                                                                           ---------  ---------  ---------
                                                                                               125.7      125.7      125.7
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

The movement in convertible redeemable preference shares since January 1, 1994 has been as follows:

                                                                               5 3/4% SHARES            6% SHARES
                                                                             NUMBER       $M        NUMBER       $M
Issued and outstanding:
At January 1, 1994........................................................     29,738       35.5     283,030      391.7
Reacquired in the market at purchase cost.................................        (25)    --          --         --
Redeemed..................................................................    (28,957)     (34.6)   (278,625)    (385.6)
Reversal of redemption premium on shares not redeemed.....................     --           (0.1)     --           (1.7)
                                                                            ---------  ---------  ----------  ---------
At December 31, 1994......................................................        756        0.8       4,405        4.4
Converted into common shares (note 30)....................................     --         --            (225)      (0.3)
                                                                            ---------  ---------  ----------  ---------
At December 31, 1995......................................................        756        0.8       4,180        4.1
Redeemed..................................................................       (756)      (0.8)     (4,180)      (4.1)
                                                                            ---------  ---------  ----------  ---------
At December 31, 1996......................................................     --         --          --         --
                                                                            ---------  ---------  ----------  ---------
                                                                            ---------  ---------  ----------  ---------

In January 1994 ADT redeemed 28,957 of its 5 3/4% convertible redeemable preference shares for an aggregate consideration, including redemption premium, of $34.6 million. The Company funded the redemption from cash on hand.

                                  ADT LIMITED

NOTE 28--CONVERTIBLE REDEEMABLE PREFERENCE SHARES (CONTINUED)
In October 1994 ADT redeemed 278,625 of its 6% convertible redeemable preference shares for an aggregate consideration, including redemption premium, of $385.6 million. The Company funded the redemption through the drawdown of $231.6 million under its previous bank credit agreement and $154.0 million from cash on hand.

In November 1996 ADT redeemed 756 of its 5 3/4% convertible redeemable preference shares and 4,180 of its 6% convertible redeemable preference shares for an aggregate consideration of $4.9 million. The Company funded the redemption from cash on hand.

Dividends on convertible redeemable preference shares amounted to:

YEAR ENDED DECEMBER 31                                                                            1996        1995       1994
                                                                                                   $M          $M         $M
5 3/4% convertible redeemable preference shares..............................................      --          --         --
6% convertible redeemable preference shares..................................................      0.3         0.3       13.3
                                                                                                   --          --         --
                                                                                                   0.3         0.3       13.3
                                                                                                   --          --         --
                                                                                                   --          --         --
                                                                                                                  ---        ---
                                                                                                                  ---        ---

                                  ADT LIMITED

NOTE 28--CONVERTIBLE REDEEMABLE PREFERENCE SHARES (CONTINUED)
(i) 5 3/4% convertible cumulative redeemable preference shares 2002 (par value $1 each)

In April 1987 175,000 of these mandatorily redeemable preference shares were issued for cash at a price of $1,000 each, and during the period to December 31, 1996 139,262 of these preference shares were converted into ADT common shares. The holders of these preference shares were entitled to a fixed cumulative preferential dividend at the rate of 5 3/4 per cent per annum. These preference shares were subject to redemption, at the option of the holders, in January 1994 at 119.625 per cent of their issue amount. ADT had the right to require redemption or conversion of the preference shares in certain circumstances. This right was exercised in November 1996 and all remaining preference shares were redeemed at their carrying amount.

(ii) 6% convertible cumulative redeemable preference shares 2002 (par value $1 each)

In September 1987 400,000 of these mandatorily redeemable preference shares were issued for cash at a price of $1,000 each, and during the period to December 31, 1996 225 of these preference shares were converted into ADT common shares. The holders of these preference shares were entitled to a fixed cumulative preferential dividend at the rate of 6 per cent per annum. These preference shares were subject to redemption, at the option of the holders, in October 1994 at 138.375 per cent of their issue amount. ADT had the right to require redemption or conversion of the preference shares in certain circumstances. This right was exercised in November 1996 and all remaining preference shares were redeemed at their carrying amount.

(iii) Convertible cumulative redeemable preference shares (par value $1 each)

In November 1996 the board of directors of ADT determined that 2.5 million of the 125 million authorized convertible cumulative redeemable preference shares of $1 each be classified as Series A First Preference Shares Purchase Rights, pursuant to the Shareholders Rights Plan referred to below, which have been reserved for issuance upon exercise of the said Rights.

The rights attaching to the balance of 122.5 million convertible cumulative redeemable preference shares of $1 each, none of which are issued and outstanding, as to dividends, return of capital, redemption, conversion, voting and otherwise may be determined by ADT on or before the time of allotment.

In November 1996 the board of directors of ADT adopted a Shareholder Rights Plan ("the Plan"). Under the Plan each ADT common shareholder received a distribution of one right for each ADT common share held. Each right entitles the holder to purchase from ADT shares of a new series of first preference shares at an initial purchase price of $90 per one hundredth of a first preference share. The rights will become exercisable and will detach from the common shares a specified period of time after any person becomes the beneficial owner of 15 per cent or more of ADT's common shares, or commences a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15 per cent or more of ADT's common shares. The rights did not become exercisable on account of any person being the beneficial owner of 15 per cent or more of ADT's common shares when the Plan was adopted, but become exercisable if such a person increases their beneficial ownership after that time (note 32(iv)).

                                  ADT LIMITED

NOTE 28--CONVERTIBLE REDEEMABLE PREFERENCE SHARES (CONTINUED)
If any person becomes the beneficial owner of 15 per cent or more of ADT's common shares, or if any person who was already the beneficial owner of 15 per cent or more of ADT's common shares when the Plan was adopted increases their beneficial ownership, each right will enable the holder, other than the acquiring person, to purchase, for the rights purchase price, ADT common shares having a market value of twice the rights purchase price.

If, following an acquisition of 15 per cent or more of ADT's common shares, ADT is involved in any mergers or other business combinations or sells or transfers more than 50 per cent of its assets or earnings power, each right will entitle the holder to purchase, for the rights purchase price, common shares, of the other party to such transaction, having a market value of twice the rights purchase price.

ADT may redeem the rights at a price of $0.01 per right at any time prior to the specified period of time after a person has become the beneficial owner of 15 per cent or more of ADT's common shares. The rights will expire in November 2005 unless exercised or redeemed earlier.

In the event of liquidation of ADT, the holders of all of ADT's convertible redeemable preference shares are together entitled to payment to them of the amount for which the preference shares were subscribed and any unpaid dividends, prior to any payment to the common shareholders.

NOTE 29--NON-VOTING EXCHANGEABLE SHARES

The movement in non-voting exchangeable shares since January 1, 1994 has been as follows:

                                                                                                  NUMBER       $M
At January 1, 1994............................................................................     925,537       15.0
Exchanged into common shares held as treasury shares (note 31)................................    (922,628)     (15.0)
                                                                                                ----------  ---------
At December 31, 1994..........................................................................       2,909     --
Exchanged into common shares held as treasury shares (note 31)................................      (2,909)    --
                                                                                                ----------  ---------
At December 31, 1995 and December 31, 1996....................................................      --         --
                                                                                                ----------  ---------
                                                                                                ----------  ---------

In March 1991 ADT Finance Inc., an indirect wholly owned Canadian subsidiary of ADT, issued 1,000,000 non-voting exchangeable shares exchangeable for common shares of ADT at the option of the holder, at any time, on a one for one basis. Holders of non-voting exchangeable shares were entitled only to dividends equivalent to dividends declared and paid on common shares of ADT.

                                  ADT LIMITED

NOTE 30--COMMON SHARES

AT DECEMBER 31                                                                                  1996       1995       1994
                                                                                                 $M         $M         $M
Authorized:
220,000,000 shares of $0.10 each
  (1995--220,000,000; 1994--220,000,000)....................................................       22.0       22.0       22.0
                                                                                                    ---        ---        ---
                                                                                                    ---        ---        ---
Issued and outstanding: 141,382,697 shares of $0.10 each
  (1995--138,885,405; 1994--138,097,754)....................................................       14.1       13.9       13.8
                                                                                                    ---        ---        ---
                                                                                                    ---        ---        ---

The movement in common shares since January 1, 1994 has been as follows:

                                                                          1996           1995           1994
                                                                         NUMBER         NUMBER         NUMBER
At January 1 (i)....................................................    138,885,405    138,097,754    137,364,915
Exercise of executive share options (ii)............................      2,479,820        780,366         35,000
Exchange of Liquid Yield Option Notes (note 23(iii))................         17,472       --             --
Conversion of convertible preference shares (note 28)...............       --                7,285       --
Exercise of warrants (iii)..........................................       --             --              697,839
                                                                      -------------  -------------  -------------
At December 31......................................................    141,382,697    138,885,405    138,097,754
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

(i) The number of common shares at January 1, 1994 has been restated for the pooling of interests with ASH (note 3).

                                                                                                        NUMBER
At January 1, 1994--as previously reported.........................................................    130,329,975
Pooling of interests with ASH (note 3).............................................................      7,034,940
                                                                                                     -------------
At January 1, 1994--as restated....................................................................    137,364,915
                                                                                                     -------------
                                                                                                     -------------

(ii) ADT has granted employee share options which are issued under five fixed share option plans and schemes which reserve common shares for issuance to the Company's executives and managers. The majority of options have been granted under the ADT 1993 Long-Term Incentive Plan ("the Incentive Plan"). The Incentive Plan was originally approved by shareholders of ADT in October 1993 and certain subsequent amendments to the Incentive Plan were approved by shareholders of ADT in April 1996. The Incentive Plan is administered by the remuneration committee of the board of directors of ADT, which consists exclusively of independent non-executive directors of ADT. Options are generally granted to purchase ADT common shares at prices which equate to or are above the market price of the common shares on the date the option is granted. Conditions of vesting are determined at the time of grant. Certain options have been granted in which participants were required to pay a subscription price as a condition of vesting. Options which have been granted under the Incentive Plan to date have generally vested and become exercisable in installments over a three year period from the date of grant and have a maximum term of ten years.

                                  ADT LIMITED

NOTE 30--COMMON SHARES (CONTINUED)
The movement in executive share options outstanding since January 1, 1994 has been as follows:

                                                                              1996          1995          1994
                                                                             NUMBER        NUMBER        NUMBER
At January 1............................................................    13,491,185    12,180,778    10,410,425
Granted.................................................................     6,448,333     3,000,000     1,975,000
Exercised...............................................................    (2,479,820)     (780,366)      (35,000)
Cancelled on purchase (note 34).........................................       --           (657,832)      --
Lapsed/surrendered......................................................      (207,298)     (251,395)     (169,647)
                                                                          ------------  ------------  ------------
At December 31..........................................................    17,252,400    13,491,185    12,180,778
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

The number of executive share options exercisable and available for future grant at December 31 was as follows:

                                                                                1996         1995        1994
                                                                               NUMBER       NUMBER      NUMBER
Exercisable...............................................................    12,787,060   5,423,423   3,454,935
Available for future grant................................................     2,593,335     401,668   3,385,000
                                                                            ------------  ----------  ----------

The weighted average executive share options exercise price information since January 1, 1994 has been as follows:

                                                                                             1996       1995       1994
                                                                                               $          $          $
Outstanding at January 1.................................................................      11.52      11.08      11.32
Granted..................................................................................      15.32      11.97       9.24
Exercised................................................................................       9.98       8.84       8.93
Cancelled on purchase (note 34)..........................................................     --           9.10     --
Lapsed/surrendered.......................................................................      17.24      12.68      15.85
Outstanding at December 31...............................................................      13.06      11.52      11.08
Exercisable at December 31...............................................................      13.21      12.38      12.59
                                                                                           ---------  ---------  ---------

The estimated weighted average fair value of executive share options granted during 1996 was $4.33 on the date of grant using the option-pricing model and assumptions referred to below.

                                  ADT LIMITED

NOTE 30--COMMON SHARES (CONTINUED)
The following table summarizes information about outstanding and exercisable executive share options at December 31, 1996.

                                                          OPTIONS OUTSTANDING
                                             ----------------------------------------------       OPTIONS EXERCISABLE
                                                                               WEIGHTED      -----------------------------
                 RANGE OF                                     WEIGHTED          AVERAGE                       WEIGHTED
                 EXERCISE                                      AVERAGE         REMAINING                       AVERAGE
                  PRICES                        NUMBER     EXERCISE PRICE     CONTRACTUAL       NUMBER     EXERCISE PRICE
                     $                       OUTSTANDING          $           LIFE-YEARS     EXERCISABLE          $
-------------------------------------------  ------------  ---------------  ---------------  ------------  ---------------
 8.01 to 10.00.............................     4,292,250          8.91              6.9        3,607,748          8.87
10.01 to 13.00.............................     2,997,250         11.68              5.6          503,080         11.52
13.01 to 15.00.............................     8,690,400         14.95              6.8        8,523,732         14.97
15.01 to 20.00.............................     1,163,000         16.48              9.1           43,000         15.94
20.01 to 30.00.............................       109,500         26.43              2.5          109,500         26.43
                                             ------------         -----                      ------------         -----
                                               17,252,400         13.06                        12,787,060         13.21
                                             ------------         -----                      ------------         -----
                                             ------------         -----                      ------------         -----

During 1996 the Company was required to adopt Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows companies to measure compensation cost in connection with executive share option plans and schemes using a fair value based method, or to continue to use an intrinsic value based method which generally does not result in a compensation cost. The Company has decided to continue to use the intrinsic value based method and no compensation cost has been recorded. Had the fair value based method been adopted consistent with the provisions of SFAS 123, the Company's proforma net (loss) income and proforma net (loss) income per common share for the years ended December 31, 1996 and 1995 would have been as follows:

YEAR ENDED DECEMBER 31                                                                          1996       1995
Net (loss) income-proforma.................................................................  ($  717.1m) $   17.8m
                                                                                             ----------  ---------
Net (loss) income per common share-proforma................................................  ($    5.23) $    0.13
                                                                                             ----------  ---------

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

Expected stock price volatility................................................  28 per cent
Risk free interest rate........................................................  5.9 per
                                                                                 cent
Expected dividend yield........................................................  nil per
                                                                                 cent
Expected life of options.......................................................  3.7 years

The effects of applying SFAS 123 in this proforma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995 and additional awards in future years are anticipated.

                                  ADT LIMITED

NOTE 30--COMMON SHARES (CONTINUED)
(iii) In April 1992 an issue was made to common shareholders of warrants to subscribe for ADT common shares on the basis of one warrant for every six common shares then held. Each warrant gave the holder the right to subscribe for one common share at $10.00 per common share during the period from July 1, 1992 to June 30, 1994. All warrants not exercised at June 30, 1994 have lapsed in accordance with the terms of the warrants. The movement in warrants since January 1, 1994 has been as follows:

                                                                                                        NUMBER
At January 1, 1994.................................................................................     18,254,318
Exercised..........................................................................................       (697,839)
Lapsed.............................................................................................    (17,556,479)
                                                                                                     -------------
At December 31, 1994, December 31, 1995 and December 31, 1996......................................       --
                                                                                                     -------------
                                                                                                     -------------

(iv) In July 1996, as part of the then agreement to combine with Republic, ADT granted to Republic a warrant to acquire 15 million common shares of ADT at an exercise price of $20 per common share. Following termination of the agreement to combine with Republic, the warrant vested and was exercisable by Republic in the six month period commencing September 27, 1996 (note 32(iv)). In March 1997 the warrant was exercised by Republic and the Company received $300 million in cash.

(v) In March 1997 the Company announced that it had entered into a definitive merger agreement, subject to shareholder approval and other customary matters, with Tyco International Ltd. ("Tyco"), a United States quoted company engaged in the manufacture of industrial and commercial products. Tyco shareholders will receive one common share in the combined company for each Tyco common share and ADT shareholders, through a reverse stock split, will receive
0.48133 common shares in the combined company for each ADT common share.

NOTE 31--TREASURY SHARES

The movement in treasury common shares held by a subsidiary of ADT at purchase cost since January 1, 1994 has been as follows:

                                                                                                 NUMBER       $M
At January 1, 1994...........................................................................   4,109,324      102.9
Exchange of non-voting exchangeable shares (note 29).........................................    (922,628)     (23.1)
                                                                                               ----------  ---------
At December 31, 1994.........................................................................   3,186,696       79.8
Exchange of non-voting exchangeable shares (note 29).........................................      (2,909)      (0.1)
Treasury shares given as employee remuneration...............................................      (1,000)    --
                                                                                               ----------  ---------
At December 31, 1995 and December 31, 1996...................................................   3,182,787       79.7
                                                                                               ----------  ---------
                                                                                               ----------  ---------

                                  ADT LIMITED

NOTE 32--COMMITMENTS AND CONTINGENCIES

(i) The Company leases land, buildings, motor vehicles and other equipment under various contracts. The future total minimum rental payments required under operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                                                                        $m
Year ending December 31                                    1997       67.3
                                                           1998       54.4
                                                           1999       39.0
                                                           2000       28.3
                                                           2001       18.9
                                                     Thereafter       41.6
                                                                 ---------
                                                                     249.5
                                                                 ---------
                                                                 ---------

The net operating lease rental charge for the year included in the consolidated statements of income amounted to $77.2 million (1995--$75.3 million; 1994--$68.6 million).

(ii) Financial instruments which potentially subject the Company to concentrations of credit risk principally consist of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high credit quality financial institutions throughout the world and, by policy, limits the amount of credit exposure to any one financial institution. The Company's trade receivables primarily result from its electronic security services and vehicle auction services businesses and reflects a broad international customer base. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. As a consequence, concentrations of credit risk are limited. In addition, the Vendor Note (note 19) also subjects the Company to credit risk in the event of non-performance by ITS. However, the Company currently expects that ITS will meet its liabilities to the Company under the terms of the Vendor Note.

(iii) At December 31, 1996 the Company had issued guarantor surety bonds of $10.0 million (1995--$10.0 million) to back insurance policies. These surety bonds have unlimited duration.

(iv) In December 1996 Westar Capital, Inc. ("WCI"), a wholly owned subsidiary of Western Resources, Inc. and a 24 per cent shareholder of ADT, filed a complaint (as subsequently amended) in the US Courts against ADT and its directors, among others. The complaint alleges, among other things, that ADT and its directors breached their fiduciary duties to WCI and ADT's other shareholders (a) by adopting the Plan (note 28(iii)), and (b) by issuing to Republic the warrant (note 30(iv)). The complaint seeks a court order (a) directing ADT to redeem the Plan, and (b) declaring the warrant issued to Republic null and void or preventing ADT and Republic from exercising their rights under the warrant or preventing Republic from selling or transferring any of the warrant shares it currently owns. The complaint also seeks unspecified damages, attorneys' fees and costs. Accordingly, an estimate of any potential loss or range of possible losses, if any, cannot be made. ADT and its board of directors believe that the allegations in WCI's complaint against ADT and its directors are without merit and intend to vigorously defend against them.

                                  ADT LIMITED

NOTE 32--COMMITMENTS AND CONTINGENCIES (CONTINUED)
In December 1996 Mr. C. Gachot filed a complaint in the US Courts against ADT and certain of its directors, among others. The complaint was brought on behalf of a class of all shareholders of ADT and alleges, among other things, that the Plan (note 28(iii)) and the warrant issued to Republic (note 30(iv)) are improper. The complaint seeks unspecified monetary relief. Accordingly, an estimate of any potential loss or range of possible losses, if any, cannot be made. ADT and its board of directors believe that the allegations in Mr. Gachot's complaint against ADT and certain of its directors are without merit and intend to vigorously defend against them.

In March 1997 Crandon Capital Partners ("CCP") filed a complaint in the US Courts against ADT and certain of its current and former directors, among others. The complaint was brought by CCP in a derivative capacity on behalf of ADT. The complaint alleges, among other things, that ADT's directors breached their fiduciary duties and wasted corporate assets in connection with (a) the granting of options to certain officers of ADT in 1996, (b) the implementation of the Plan (note 28(iii)), and (c) the issuance to Republic of the warrant (note 30(iv)). The complaint seeks a court order directing ADT's directors to establish a system of internal controls to prevent repetition of the alleged breaches of fiduciary duty and corporate waste, and an unspecified amount of damages. Accordingly, an estimate of any potential loss or range of possible losses, if any, cannot be made. ADT and its directors believe that the allegations in CCP's complaint against ADT and certain of its directors are without merit and intend to vigorously defend against them.

The Company is a defendant in a number of other pending legal proceedings incidental to present and former operations, acquisitions and dispositions. The Company does not expect the outcome of these proceedings either individually or in the aggregate to have a material adverse effect on the consolidated results of operations and cash flows or the consolidated financial position of the Company.

NOTE 33--PENSION AND OTHER PLANS

The Company operates various defined benefit pension plans designed in accordance with conditions and practices in the countries concerned. Contributions are based on periodic actuarial valuations which use the projected unit credit method of calculation and are charged to the consolidated statements of income on a systematic basis over the expected average remaining service lives of current employees. The net pension expense is assessed in accordance with the advice of professionally qualified actuaries in the countries concerned or is based on subsequent formal reviews for this purpose.

The Company's United States electronic security services operation has a non-contributory, funded, defined benefit pension plan covering substantially all of its employees.

The Company has two contributory, funded, defined benefit pension plans in the United Kingdom covering substantially all salaried and non-salaried employees.

                                  ADT LIMITED

NOTE 33--PENSION AND OTHER PLANS (CONTINUED)
Details of the most recent independent actuarial valuations or formal reviews are set out below:

(i)        United States plan

The net pension expense for the United States plan included the following components:

YEAR ENDED DECEMBER 31                                                                        1996       1995       1994
                                                                                               $M         $M         $M
Service cost-benefits earned during year..................................................        6.5        5.1        6.1
Interest cost on projected benefit obligations............................................       13.3       12.9       11.9
Return on assets..........................................................................      (17.1)     (16.3)     (16.1)
Net amortization and deferral.............................................................        4.9       (0.8)       0.1
                                                                                            ---------  ---------  ---------
Net pension expense.......................................................................        7.6        0.9        2.0
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

As a result of an early retirement plan implemented during 1996, a curtailment loss of $4.8 million is included in the net amortization and deferral component of net pension expense for the year ended December 31, 1996.

The following table sets forth the actuarial present value of accumulated benefit obligations and funded status for the Company's United States plan:

AT DECEMBER 31                                                                                       1996       1995
                                                                                                      $M         $M
Accumulated benefit obligations, including vested benefits of $155.4 million (1995-- $157.8
  million).......................................................................................      169.5      164.4
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
Total projected benefit obligations..............................................................      193.5      189.4
                                                                                                   ---------  ---------
Plan assets at fair value, primarily stocks, bonds and money market funds........................      192.6      183.5
Less: Unrecognized net gain......................................................................      (28.1)     (15.4)
Plus: Unrecognized prior service costs...........................................................        0.6        0.7
                                                                                                   ---------  ---------
                                                                                                       165.1      168.8
                                                                                                   ---------  ---------
Net pension liability (note 26)..................................................................       28.4       20.6
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
Benefit cover....................................................................................         99%        97%
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

The actuarial assumptions for the expected long-term rate of return on plan assets, weighted average discount rate, and rate of increase of future compensation levels used in determining the actuarial present value of accumulated benefit obligations for 1996 were 10.0 per cent, 7.5 per cent and
4.0 per cent, respectively (1995--10.0 per cent, 7.0 per cent and 4.0 per cent, respectively). The actuarial valuations of the United States plan were carried out by Kwasha Lipton in 1996 and by Buck Consultants in 1995 and 1994.

                                  ADT LIMITED

NOTE 33--PENSION AND OTHER PLANS (CONTINUED)
(ii)        United Kingdom plans

The aggregate net pension (income) expense for the United Kingdom plans included the following components:

YEAR ENDED DECEMBER 31                                                                         1996       1995       1994
                                                                                                $M         $M         $M
Service cost-benefits earned during year...................................................        3.6        3.9        5.0
Interest cost on projected benefit obligations.............................................        7.1        8.8        7.0
Return on assets...........................................................................      (11.5)     (17.3)    --
Net amortization and deferral..............................................................       (2.2)       6.8       (9.7)
                                                                                             ---------  ---------        ---
Net pension (income) expense...............................................................       (3.0)       2.2        2.3
                                                                                             ---------  ---------        ---
                                                                                             ---------  ---------        ---

As a result of the disposal of an interest in European Auctions (notes 7(i) and 34) a curtailment gain of $2.7 million is included in the net amortization and deferral component of net pension income for the year ended December 31, 1996.

The following table sets forth the aggregate actuarial present value of accumulated benefit obligations and funded status for the Company's United Kingdom plans:

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Accumulated benefit obligations, including vested
  benefits of $92.8 million (1995--$82.4 million).............................................       92.8       82.4
                                                                                                ---------  ---------
                                                                                                ---------  ---------
Total projected benefit obligations...........................................................      101.4       91.6
                                                                                                ---------  ---------
Plan assets at fair value, primarily stocks, bonds and money market funds.....................      133.3      116.7
Less: Unamortized net assets..................................................................      (13.0)      (6.1)
Less: Unrecognized net gain...................................................................      (12.1)     (21.1)
Plus: Unrecognized prior service costs........................................................     --            2.1
                                                                                                ---------  ---------
                                                                                                    108.2       91.6
                                                                                                ---------  ---------
Net pension asset.............................................................................        6.8     --
                                                                                                ---------  ---------
                                                                                                ---------  ---------
Benefit cover.................................................................................        131%       127%
                                                                                                ---------  ---------

The actuarial assumptions for the expected long-term rate of return on plan assets, weighted average discount rate, and rate of increase of future compensation levels used in determining the actuarial present value of accumulated benefit obligations for 1996 were 9.5 per cent, 8.5 per cent and 7.0 per cent, respectively (1995--9.0 per cent, 8.3 per cent and 6.5 per cent, respectively). The actuarial valuations of the United Kingdom plans were principally carried out by William M. Mercer and by Friends Provident. The net pension asset at December 31, 1996 is included in other long-term assets (note
20).

                                  ADT LIMITED

NOTE 33--PENSION AND OTHER PLANS (CONTINUED)
(iii) The aggregate net pension expense for the year in respect of the United States and United Kingdom plans amounted to $4.6 million (1995 -$3.1 million; 1994--$4.3 million).

(iv) The Company's United States electronic security services operation sponsors an unfunded defined benefit post-retirement plan which covers both salaried and non-salaried employees and which provides medical and other benefits. This post-retirement health care plan is contributory, with retiree contributions adjusted annually.

The net post-retirement benefit expense included the following components:

YEAR ENDED DECEMBER 31                                                                           1996       1995       1994
                                                                                                  $M         $M         $M
Service cost.................................................................................        0.7        0.5        0.6
Interest cost................................................................................        2.5        2.4        2.3
Net amortization and deferral................................................................       (1.2)      (1.3)      (1.3)
                                                                                                     ---        ---        ---
Net post-retirement benefit expense..........................................................        2.0        1.6        1.6
                                                                                                     ---        ---        ---
                                                                                                     ---        ---        ---

The following table sets forth the components of the plan's accumulated post-retirement benefit obligations and benefit liability:

AT DECEMBER 31                                                                                          1996       1995
                                                                                                         $M         $M
Retirees............................................................................................       27.6       22.8
Fully eligible active plan participants.............................................................        5.0        7.7
Other active plan participants......................................................................        6.4        4.8
                                                                                                            ---        ---
Accumulated post-retirement benefit obligations.....................................................       39.0       35.3
Less: Unrecognized net loss.........................................................................       (5.3)      (3.3)
Plus: Unrecognized prior service credit.............................................................       14.5       15.8
                                                                                                            ---        ---
Post-retirement benefit liability (note 26).........................................................       48.2       47.8
                                                                                                            ---        ---
                                                                                                            ---        ---

During 1992 the Company adopted amendments to the plan that reduced benefits attributable to prior service. These amendments resulted in approximately a $20 million decrease in the obligation for benefits attributable to prior service. This decrease is being amortized as a reduction of plan costs on an actuarially calculated basis over a period of approximately twenty years beginning January 1992. Effective January 1995 the Company implemented a defined dollar benefit cap for all current and future retirees, regardless of age.

`

                                  ADT LIMITED

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 33--PENSION AND OTHER PLANS (CONTINUED)

The weighted average discount rate used in determining the accumulated post-retirement benefit obligations was 7.5 per cent (1995--7.0 per cent). The actuarial valuations of the plan were carried out by Kwasha Lipton in 1996 and by Buck Consultants in 1995 and 1994.

NOTE 34--RELATED PARTY TRANSACTIONS

In December 1995 the Company entered into an agreement with Integrated Transport Systems Limited ("ITS"), a United Kingdom unquoted company, and its wholly owned subsidiaries Loanoption Limited and ITS Finance Limited, under which the Company disposed of an interest in European Auctions.

The aggregate consideration received by the Company on closing was comprised of cash of $235.1 million, $187.6 million Vendor Note (note 18) with an issue price of $83.9 million and valued by the Company at $74.6 million, $31.1 million Shareholder Loan Notes (note 18) with an issue price of $13.9 million and valued by the Company at $13.3 million, and a 43.1 per cent interest in the ordinary share capital of ITS at an issue price of $2.0 million and valued by the Company at $0.9 million.

In February 1996 the Company disposed of its entire interest in Shareholder Loan Notes and 33.1 per cent of the ordinary share capital of ITS for an aggregate cash consideration of $15.4 million (note 18). As a result, the Company now holds a 10.0 per cent interest in the ordinary share capital of ITS, valued and accounted for by the Company at a nominal amount, together with the Vendor Note which has been accounted for at its amortized cost.

Mr. D.B. Hammond and Mr. T.J. Gibson are both directors of ITS. Mr. Hammond was, until April 1996, Deputy Chairman of ADT and Mr. Gibson was the Chief Executive Officer of ADT Auction Group Limited.

Mr. Hammond and Mr. Gibson subscribed $10.4 million and $0.8 million, in total, respectively, to the capital of ITS and, as a result, were interested in Shareholder Loan Notes with issue prices of $9.4 million and $0.7 million, respectively, and 22.3 per cent and 1.7 per cent, respectively, of the ordinary share capital of ITS. Other senior management and employees of European Auctions subscribed $3.7 million to the capital of ITS and, as a group, were interested in Shareholder Loan Notes with an issue price of $3.3 million and 8.0 per cent of the ordinary share capital of ITS. In addition, at closing, Mr. M.A. Ashcroft, Chairman and Chief Executive Officer of ADT, subscribed $7.0 million to the capital of ITS and, as a result, was interested in Shareholder Loan Notes with an issue price of $6.3 million and 15.0 per cent of the ordinary share capital of ITS, which interest he continues to hold. Mr. Ashcroft is not an officer or director of ITS or any of its subsidiaries and has no involvement in the day to day management of ITS or any of its subsidiaries.

Upon the disposal by the Company of an interest in European Auctions, ADT share options held by directors and employees of European Auctions became immediately exercisable. ADT entered into arrangements with Mr. Gibson under which share options held by him at the time of the disposal by the Company of an interest in European Auctions were purchased by ADT for an aggregate economic value totalling $1.2 million, based on ADT's common share price on December 19, 1995, of which Mr. Gibson invested $0.8 million in the capital of ITS, referred to above. ADT also entered into similar arrangements with other senior management and employees of European Auctions under which ADT purchased share options held by them for an aggregate economic value totalling $0.6 million, in order to enable them to invest in the capital of ITS. In addition, in order to further enable Mr. Hammond to invest in the capital of ITS, ADT purchased from him share options with an aggregate economic value totalling $1.1 million, based on ADT's common share price on December 19, 1995, which would otherwise have been exercisable in March 1996.

                                  ADT LIMITED

NOTE 34--RELATED PARTY TRANSACTIONS (CONTINUED)
Upon the disposal by the Company of an interest in European Auctions, Mr. Gibson received a severance payment of $0.3 million and other senior management and employees of European Auctions, as a group, received severance payments totalling $0.4 million.

A company controlled by Mr. Ashcroft made non-collateralized loans to Mr. Hammond, or companies controlled by him, of an aggregate of $7.8 million, solely for the purpose of enabling Mr. Hammond or these companies to invest in the capital of ITS.

The cash consideration paid to the Company on closing was obtained by the ITS group through the subscription of $26.5 million in the capital of ITS and approximately $209.7 million through the drawdown of sterling term loans under a bank credit agreement entered into between the ITS group and a group of banks. The bank credit agreement has a term of seven years and obligations thereunder are guaranteed and collateralized by a first priority pledge of the shares and assets of all the companies comprising European Auctions and the ITS group.

At closing, the Company entered into an agreement with the ITS group whereby the Company granted to ITS and its subsidiaries permission to use the ADT name and certain trademarks for a period of up to three years for a total cash consideration, paid at closing, of $0.6 million.

At closing, the Company entered into an option agreement with Mr. Ashcroft which, if exercised, would have required Mr. Ashcroft to purchase from the Company, for cash fifty days after closing, Shareholder Loan Notes with an issue price of up to $8.2 million and up to 19.6 per cent of the ordinary share capital of ITS. In addition, at closing, ITS entered into an agreement with the Company and Mr. Ashcroft under which ITS agreed to use its reasonable efforts, for a forty-five day period after closing, to find unrelated third party investors to purchase Shareholder Loan Notes and ordinary share capital of ITS from the Company and Mr. Ashcroft, and under which the Company and Mr. Ashcroft agreed to certain voting restrictions in respect of their holdings of the ordinary share capital of ITS as described below. In February 1996 the Company and Mr. Ashcroft agreed that the mutual obligations under the option agreement be released.

At December 31, 1995 the Company's investment in the ordinary share capital of ITS was accounted for as an unconsolidated subsidiary under temporary control, due to an agreement between ITS, the Company and Mr. Ashcroft limiting the voting rights of each of the Company and Mr. Ashcroft to 15.0 per cent of the voting rights of ITS and due to the fact that Mr. Hammond did not be seek re-election to the board of directors of ADT at the 1996 annual general meeting. Accordingly, at December 31, 1995 the equity method of accounting was used in the consolidated financial statements, and the Vendor Note and Shareholder Loan Notes were accounted for at their amortized cost.

An opinion regarding the fair value of the transactions described above was provided to the independent non-executive directors of ADT by a leading European investment banking firm and the transactions were approved unanimously by the independent non-executive directors of ADT.

                                  ADT LIMITED

NOTE 35--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                     1996         1996         1996         1996
                                                                     FIRST       SECOND        THIRD       FOURTH       1996
                                                                    QUARTER      QUARTER      QUARTER      QUARTER      YEAR
                                                                      $M           $M           $M           $M          $M
Net sales:
Electronic security services....................................       336.7        347.1        355.0        367.4     1,406.2
Vehicle auction services........................................        74.6         75.3         72.9         75.0       297.8
                                                                  -----------       -----        -----   -----------  ---------
Net sales.......................................................       411.3        422.4        427.9        442.4     1,704.0
                                                                  -----------       -----        -----   -----------  ---------
                                                                  -----------       -----        -----   -----------  ---------
Operating (loss) income:
Electronic security services (i)................................      (679.2)        54.1         52.5       (183.9)     (756.5)
Vehicle auction services (ii)...................................        (2.2)        12.9          9.7          6.7        27.1
Corporate (iii).................................................        (5.4)        (7.2)       (15.1)        (8.4)      (36.1)
                                                                  -----------       -----        -----   -----------  ---------
Operating (loss) income.........................................      (686.8)        59.8         47.1       (185.6)     (765.5)
Interest income.................................................         6.5          6.3          5.4          9.3        27.5
Interest expense................................................       (27.4)       (26.7)       (24.5)       (22.4)     (101.0)
Gain on disposal of businesses..................................      --           --              1.7       --             1.7
Other income less expenses (iv).................................        (0.3)         1.0          0.7        127.4       128.8
                                                                  -----------       -----        -----   -----------  ---------
(Loss) income before income taxes...............................      (708.0)        40.4         30.4        (71.3)     (708.5)
Income taxes....................................................         2.4         (9.7)        (7.2)        36.3        21.8
                                                                  -----------       -----        -----   -----------  ---------
(Loss) income before extraordinary items........................      (705.6)        30.7         23.2        (35.0)     (686.7)
Extraordinary items (v).........................................      --             (1.2)        (4.6)        (2.6)       (8.4)
                                                                  -----------       -----        -----   -----------  ---------
Net (loss) income...............................................      (705.6)        29.5         18.6        (37.6)     (695.1)
Dividends on preference shares..................................        (0.1)        (0.1)         --          (0.1)       (0.3)
                                                                  -----------       -----        -----   -----------  ---------
Net (loss) income available to common shareholders..............      (705.7)        29.4         18.6        (37.7)     (695.4)
                                                                  -----------       -----        -----   -----------  ---------
                                                                  -----------       -----        -----   -----------  ---------
Primary (loss) earnings per common share (vi)...................   $            $            $            $           $
(Loss) income before extraordinary items........................       (5.20)        0.22         0.16        (0.25)      (5.01)
Extraordinary items.............................................      --            (0.01)       (0.03)       (0.02)      (0.06)
                                                                  -----------       -----        -----   -----------  ---------
Net (loss) income per common share..............................       (5.20)        0.21         0.13        (0.27)      (5.07)
                                                                  -----------       -----        -----   -----------  ---------
                                                                  -----------       -----        -----   -----------  ---------

                                  ADT LIMITED

NOTE 35--QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
Notes:

(i) In the first quarter of 1996 electronic security services operating income was stated after a charge for the impairment of long-lived assets of $731.7 million (note 6(i)). In the fourth quarter of 1996 electronic security services operating income was stated after a charge of $232.5 million relating to restructuring and other non-recurring items (note 5(i)).

(ii) In the first quarter of 1996 vehicle auction services operating income was stated after a charge for the impairment of long-lived assets of $13.0 million (note 6(ii)).

(iii) In the second and third quarters of 1996 corporate expenses included $0.4 million and $10.9 million, respectively, related to professional and other transaction costs arising in connection with the merger of ADT and ASH and the terminated merger with Republic (note 4(iii)). In the fourth quarter of 1996 corporate expenses were stated after a charge of $4.8 million relating to restructuring and other non-recurring items (note 5(ii)).

(iv) Other income less expenses principally comprised a net gain arising from the disposal of the Company's entire investment in Limelight Group plc, a net settlement gain with BDO, and gains and losses on currency transactions (note 8).

(v) Extraordinary items principally were comprised of losses on repayment and the write off of net unamortized deferred refinancing costs relating to the early extinguishment of debt (note 11).

(vi)        Primary (loss) earnings per common share equalled fully diluted
(loss) earnings per common share in all periods except for the second quarter of 1996. In the second quarter of 1996 fully diluted earnings per common share from income before extraordinary items, extraordinary items and net income were $0.21, $0.01 (loss) and $0.20, respectively.

                                  ADT LIMITED

NOTE 35--QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                                     1995         1995         1995         1995
                                                                     FIRST       SECOND        THIRD       FOURTH       1995
                                                                    QUARTER      QUARTER      QUARTER      QUARTER      YEAR
                                                                      $M           $M           $M           $M          $M
Net sales:
Electronic security services....................................       321.1        337.7        337.5        354.6     1,350.9
Vehicle auction services........................................       112.3        110.7        106.5        103.4       432.9
                                                                       -----        -----        -----        -----   ---------
Net sales.......................................................       433.4        448.4        444.0        458.0     1,783.8
                                                                       -----        -----        -----        -----   ---------
                                                                       -----        -----        -----        -----   ---------
Operating income:
Electronic security services (i)................................        42.6         46.4         50.0         33.4       172.4
Vehicle auction services........................................        22.7         20.3         17.2         10.0        70.2
Corporate (ii)..................................................        (7.5)        (7.3)        (6.7)       (20.3)      (41.8)
                                                                       -----        -----        -----        -----   ---------
Operating income................................................        57.8         59.4         60.5         23.1       200.8
Interest income.................................................         3.7          3.9          4.7          3.9        16.2
Interest expense................................................       (28.3)       (30.5)       (30.4)       (27.1)     (116.3)
Loss on disposal of businesses (iii)............................      --             (4.9)        (0.5)       (31.2)      (36.6)
Other income less expenses (iv).................................         1.1         (6.9)         0.9         (0.1)       (5.0)
                                                                       -----        -----        -----        -----   ---------
Income (loss) before income taxes...............................        34.3         21.0         35.2        (31.4)       59.1
Income taxes....................................................        (9.7)       (10.7)        (9.2)         1.5       (28.1)
                                                                       -----        -----        -----        -----   ---------
Income (loss) before extraordinary items........................        24.6         10.3         26.0        (29.9)       31.0
Extraordinary items (v).........................................      --           --             (8.0)        (1.8)       (9.8)
                                                                       -----        -----        -----        -----   ---------
Net income (loss)...............................................        24.6         10.3         18.0        (31.7)       21.2
Dividends on preference shares..................................        (0.1)        (0.1)        (0.1)      --            (0.3)
                                                                       -----        -----        -----        -----   ---------
Net income (loss) available to common shareholders..............        24.5         10.2         17.9        (31.7)       20.9
                                                                       -----        -----        -----        -----   ---------
                                                                       -----        -----        -----        -----   ---------
Primary earnings (loss) per common share (vi)...................   $            $            $            $           $
Income (loss) before extraordinary items........................        0.18         0.07         0.19        (0.22)       0.22
Extraordinary items.............................................      --           --            (0.06)       (0.01)      (0.07)
                                                                       -----        -----        -----        -----   ---------
Net income (loss) per common share..............................        0.18         0.07         0.13        (0.23)       0.15
                                                                       -----        -----        -----        -----   ---------
                                                                       -----        -----        -----        -----   ---------

                                  ADT LIMITED

NOTE 35--QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
Notes:

(i) In the fourth quarter of 1995 electronic security services operating income was stated after a charge of $21.4 million relating to restructuring and other non-recurring items (note 5(i)).

(ii) In the fourth quarter of 1995 corporate expenses were stated after a charge of $12.8 million relating to restructuring and other non-recurring items (note 5(ii)).

(iii) In the fourth quarter of 1995 loss on disposal of businesses principally comprised a net loss of $65.8 million arising on the disposal by the Company of an interest in European Auctions and a net gain of $31.4 million arising on the disposal of its entire European electronic article surveillance business (notes 7(i) and 7(ii)).

(iv) Other income less expenses principally comprised net losses arising from the disposal of the Company's entire equity investments in CGPS and Microtech which were held by the ASH group (note 8(i)).

(v) Extraordinary items principally were comprised of the write off of net unamortized deferred refinancing costs relating to the early extinguishment of debt (note 11).

(vi) Primary earnings (loss) per common share equalled fully diluted earnings (loss) per common share in all periods except for the third quarter of 1995. In the third quarter of 1995 fully diluted earnings per common share from income before extraordinary items, extraordinary items and net income were $0.18, $0.05 (loss) and $0.13, respectively.

                                  ADT LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 36--ADT OPERATIONS, INC.

ADT Operations, Inc., a company incorporated in the State of Delaware, United States, is an indirect wholly owned subsidiary of ADT. ADT Operations, Inc. is a holding company that, through its subsidiaries, conducts a substantial proportion of the Company's electronic security services businesses in the United States and all of the Company's vehicle auction services businesses in the United States. ADT Operations, Inc. has no independent business operations or assets other than its investment in its subsidiaries, intercompany balances and holdings of cash and cash equivalents.

The consolidated financial statements presented below incorporate the financial statements of ADT Operations, Inc. and its subsidiaries ("ADT Operations"). The basis upon which the consolidated financial statements of ADT Operations has been prepared and the summary of significant accounting policies applied are as described in notes 1 and 2. The consolidated financial statements of ADT Operations have been prepared assuming that ADT Operations will continue as a going concern. This assumption is based on the subordinated and non-collateralized debt position of ADT Operations, its financing structure within the ADT group of companies and ADT Operations' financial plans and projections. In the consolidated financial statements of ADT Operations, "affiliates" refers to certain direct and indirect wholly owned subsidiaries of ADT which are not within the ADT Operations group of companies.

CONSOLIDATED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31                                                                   1996       1995       1994
                                                                              NOTES       $M         $M         $M
Net sales.................................................................         (i)   1,212.0    1,094.3      986.3
Cost of sales.............................................................                (605.2)    (537.5)    (491.0)
Selling, general and administrative expenses..............................                (421.9)    (369.3)    (331.4)
Restructuring and other non-recurring charges.............................        (ii)    (132.1)     (19.4)    --
Charge for the impairment of long-lived assets............................       (iii)    (316.4)    --         --
                                                                                       ---------  ---------  ---------
Operating (loss) income...................................................         (i)    (263.6)     168.1      163.9
Interest income--affiliates...............................................                   1.3     --           29.7
Interest income--non-affiliates...........................................                   2.4        3.1        2.6
Interest expense--affiliates..............................................                 (32.4)     (22.5)     (49.1)
Interest expense--non-affiliates..........................................                 (75.1)     (79.9)     (66.4)
Gain on disposal of businesses to affiliates..............................        (iv)       2.0     --         --
Loss on disposal of businesses to non-affiliates..........................         (v)    --         --           (0.4)
Other income less expenses................................................        (vi)       8.5       (6.7)      (0.3)
                                                                                       ---------  ---------  ---------
(Loss) income before income taxes.........................................                (356.9)      62.1       80.0
Income taxes..............................................................       (vii)       1.4      (19.0)     (25.5)
                                                                                       ---------  ---------  ---------
(Loss) income before extraordinary items..................................                (355.5)      43.1       54.5
Extraordinary items (net of income taxes).................................      (viii)      (1.3)      (8.9)    --
                                                                                       ---------  ---------  ---------
Net (loss) income.........................................................                (356.8)      34.2       54.5
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31                                                                                  1996       1995
                                                                                     NOTES       $M         $M
ASSETS
Current assets:
Cash and cash equivalents........................................................                  82.9       54.0
Accounts receivable--net--affiliates.............................................                  44.4       28.9
Accounts receivable--net--non-affiliates.........................................        (ix)     149.4      132.8
Inventories......................................................................         (x)      21.6       17.2
Prepaid expenses and other current assets........................................        (xi)      22.9        6.9
                                                                                              ---------  ---------
Total current assets.............................................................                 321.2      239.8

Property, plant and equipment--net...............................................       (xii)   1,131.3    1,049.1
Goodwill and other intangibles]net...............................................      (xiii)     351.1      698.4
Long-term notes receivable--affiliates...........................................       (xiv)      51.3     --
Other long-term assets...........................................................        (xv)      31.2       28.9
                                                                                              ---------  ---------
Total assets.....................................................................               1,886.1    2,016.2
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term debt--non-affiliates..................................................       (xvi)     129.8       36.3
Accounts payable--affiliates.....................................................                  14.5        9.6
Accounts payable--non-affiliates.................................................                  91.8       75.2
Other current liabilities--non-affiliates........................................      (xvii)     143.5      127.5
                                                                                              ---------  ---------
Total current liabilities........................................................                 379.6      248.6

Long-term debt--affiliates.......................................................     (xviii)     690.1      130.2
Long-term debt--non-affiliates...................................................       (xix)     877.2      895.4
Deferred revenue (note 24).......................................................                  72.4       67.3
Deferred income taxes............................................................        (xx)      78.9       92.9
Other long-term liabilities--affiliates..........................................       (xxi)     117.4      129.8
Other long-term liabilities--non-affiliates......................................      (xxii)     119.4       96.3
Minority interests (note 27).....................................................                --           15.6
                                                                                              ---------  ---------
Total liabilities................................................................               2,335.0    1,676.1
                                                                                              ---------  ---------

Commitments and contingencies....................................................      (xxiv)

Shareholder's equity:
Common shares....................................................................     (xxiii)    --         --
Contributed surplus..............................................................                 858.5      858.5
Accumulated deficit..............................................................              (1,307.4)    (518.4)
                                                                                              ---------  ---------
Total shareholder's equity.......................................................                (448.9)     340.1
                                                                                              ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.......................................               1,886.1    2,016.2
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income..................................................................     (356.8)      34.2       54.5
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
Charge for the impairment of long-lived assets.....................................      316.4     --         --
Depreciation.......................................................................      144.0      120.2      104.6
Goodwill and other intangibles amortization........................................       11.7       18.2       18.5
Restructuring and other non-recurring charges......................................      122.0       18.4     --
Interest on long-term notes receivable--affiliates.................................       (1.3)    --         --
Liquid Yield Option Notes discount amortization....................................       20.3        9.4     --
Refinancing costs amortization.....................................................        3.2        4.9        5.3
Deferred income taxes..............................................................       (4.3)      16.5       22.0
Extraordinary items................................................................        1.3        8.9     --
Gain on disposal of property, plant and equipment..................................       (2.2)      (1.2)      (0.8)
Gain on disposal of businesses to affiliates.......................................       (2.0)    --         --
Loss on disposal of businesses to non-affiliates...................................     --         --            0.4
Gain on customer contract transactions--affiliates.................................      (18.1)    --         --
Gain arising from the ownership of investments.....................................     --         --           (3.2)
Other..............................................................................        3.2        2.3     --

Changes in assets and liabilities:
Accounts receivable--affiliates....................................................       (7.5)     (14.6)      (0.4)
Accounts receivable--non-affiliates................................................      (10.5)     (29.3)      (3.9)
Inventories........................................................................       (3.5)       3.6       (4.3)
Other assets.......................................................................      (11.0)      (0.4)       1.1
Accounts payable--affiliates.......................................................       (7.5)      (5.2)      (7.4)
Accounts payable--non-affiliates...................................................       14.7       16.6        7.7
Deferred revenue...................................................................        3.1        2.7        0.9
Other liabilities..................................................................       (5.6)      (8.8)       3.5
                                                                                     ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES..........................................      209.6      196.4      198.5
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment..........................................     (293.2)    (221.4)    (175.8)
Disposal of property, plant and equipment..........................................        6.9        3.9        5.4
Long-term notes receivable--affiliates.............................................      (50.0)    --          318.8
Acquisition of businesses from non-affiliates......................................      (25.5)     (64.0)    --
Purchase of customer contracts.....................................................       (4.1)    --         --
Disposal of businesses to non-affiliates...........................................     --         --           10.2
Disposal of assets to affiliates...................................................       73.2     --         --
Disposal of other investments to non-affiliates....................................     --         --           19.7
Disposal of trademarks to affiliates...............................................     --         --          150.0
Other..............................................................................       (1.7)      (1.6)      (5.2)
                                                                                     ---------  ---------  ---------
NET CASH (UTILIZED) PROVIDED BY INVESTING ACTIVITIES...............................     (294.4)    (283.1)     323.1
                                                                                     ---------  ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
CASH FLOWS FROM FINANCING ACTIVITIES
Net receipt (repayments) of short-term debt--affiliates............................     --         --         (145.3)
Net repayments of short-term debt--non-affiliates..................................       11.4      (19.6)     (25.9)
Repayments of long-term debt--affiliates...........................................     --         --         (430.4)
Proceeds from long-term debt--affiliates...........................................       34.3       33.0      199.9
Repayments of long-term debt--non-affiliates.......................................      (15.0)    (209.6)      (0.2)
Repayment of long-term acquisition debt............................................     --          (39.6)    --
Proceeds from long-term debt--non-affiliates.......................................       83.0      312.4      231.6
Debt refinancing costs.............................................................     --          (12.0)      (1.0)
Dividends paid.....................................................................     --         --         (352.5)
Other..............................................................................     --           (2.2)      (3.7)
                                                                                     ---------  ---------  ---------
NET CASH PROVIDED (UTILIZED) BY FINANCING ACTIVITIES...............................      113.7       62.4     (527.5)
                                                                                     ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............................       28.9      (24.3)      (5.9)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....................................       54.0       78.3       84.2
                                                                                     ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...........................................       82.9       54.0       78.3
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
CASH PAYMENTS DURING THE YEAR FOR
Interest--affiliates...............................................................       31.3       21.7       49.3
Interest--non-affiliates...........................................................       52.0       66.5       57.7
Income taxes.......................................................................        2.6        2.3        4.0
IN CONJUNCTION WITH THE ACQUISITION OF BUSINESSES FROM
  AFFILIATES, NET ASSETS WERE ASSUMED AS FOLLOWS
Goodwill and other intangibles.....................................................        5.4     --         --
Notes issued.......................................................................      (70.0)    --         --
                                                                                     ---------  ---------  ---------
Net assets assumed.................................................................      (64.6)    --         --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
IN CONJUNCTION WITH THE ACQUISITION OF BUSINESSES FROM
  NON-AFFILIATES, NET (ASSETS) LIABILITIES WERE ASSUMED AS FOLLOWS
Goodwill and other intangibles.....................................................       10.3      121.0     --
Cash paid (net of cash assumed)....................................................      (25.5)     (64.0)    --
                                                                                     ---------  ---------  ---------
Net (assets) liabilities assumed...................................................      (15.2)      57.0     --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
IN CONJUNCTION WITH THE DISPOSAL OF BUSINESSES TO AFFILIATES, NET ASSETS WERE
  DISPOSED AS FOLLOWS
Short-term receivable..............................................................        8.0     --         --
Gain on disposal of businesses (including net unamortized goodwill and other
  intangibles).....................................................................       (2.0)    --         --
                                                                                     ---------  ---------  ---------
Net assets disposed................................................................        6.0     --         --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
IN CONJUNCTION WITH THE DISPOSAL OF BUSINESSES TO NON-AFFILIATES, NET ASSETS WERE
  DISPOSED AS FOLLOWS
Cash received (net of cash disposed)...............................................     --         --           10.2
Loss on disposal of businesses (including net unamortized goodwill and other
  intangibles).....................................................................     --         --            0.4
                                                                                     ---------  ---------  ---------
Net assets disposed................................................................     --         --           10.6
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                       COMMON       CONTRIBUTED   ACCUMULATED
                                                                       SHARES         SURPLUS       DEFICIT       TOTAL
                                                                         $M             $M             $M          $M
At January 1, 1994................................................       --              858.5         (254.6)      603.9
Net income........................................................       --               --             54.5        54.5
Cash dividends....................................................       --               --           (352.5)     (352.5)
                                                                         --
                                                                                         -----    ------------  ---------
At December 31, 1994..............................................       --              858.5         (552.6)      305.9
Net income........................................................       --               --             34.2        34.2
                                                                         --
                                                                                         -----    ------------  ---------
At December 31, 1995..............................................       --              858.5         (518.4)      340.1
Net loss..........................................................       --               --           (356.8)     (356.8)
Dividends (a).....................................................       --               --           (432.2)     (432.2)
                                                                         --
                                                                                         -----    ------------  ---------
At December 31, 1996..............................................       --              858.5       (1,307.4)     (448.9)
                                                                         --
                                                                         --
                                                                         --              -----    ------------  ---------
                                                                         --              -----    ------------  ---------

(a) A dividend of $432.2 million was paid by ADT Operations, Inc. in December 1996 and the consideration was the assignment to ADT Operations Inc.'s immediate parent of a loan note owed to ADT Operations, Inc. by a subsidiary (note (xviii)).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (I)--SEGMENT INFORMATION

YEAR ENDED DECEMBER 31                                                                    1996       1995       1994
                                                                                           $M         $M         $M
NET SALES
Electronic security services (a)......................................................      914.2      824.5      733.0
Vehicle auction services..............................................................      297.8      269.8      253.3
                                                                                        ---------  ---------  ---------
                                                                                          1,212.0    1,094.3      986.3
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
OPERATING (LOSS) INCOME
Electronic security services (a)......................................................     (289.9)     135.2      135.6
Vehicle auction services (b)..........................................................       27.1       34.3       33.7
Corporate (c).........................................................................       (0.8)      (1.4)      (5.4)
                                                                                        ---------  ---------  ---------
                                                                                           (263.6)     168.1      163.9
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

(a) In 1996 electronic security services operating income was stated after a charge of $131.6 million (1995--$19.4 million) relating to restructuring and other non-recurring items (note (ii)) and after a charge for the impairment of long-lived assets of $303.4 million (note (iii)).

In December 1996 ADT Operations disposed of certain of its electronic security services operations (Sonitrol franchises) to an affiliate. The net gain on disposal of $2.0 million was included in the gain on disposal of businesses to affiliates (note (iv)).

During 1994 ADT Operations disposed of certain of its electronic security services operations (Puerto Rico and US Virgin Islands). The net loss on disposal of $0.4 million was included in the loss on disposal of businesses to non-affiliates (note (v)).

The following information represents the amounts included in the electronic security services business segment information above which related to the operations disposed of.

YEAR ENDED DECEMBER 31                                                                            1996         1995        1994
                                                                                                   $M           $M          $M
Net sales....................................................................................         6.1          6.1        12.7
Operating income.............................................................................         0.2          0.4         2.5

(b) In 1996 vehicle auction services operating income was stated after a charge for the impairment of long-lived assets of $13.0 million (note (iii)).

(c) Corporate expenses comprise administrative, legal and general corporate expenses net of other income. In 1996 corporate expenses were stated after a charge of $0.5 million relating to restructuring and other non-recurring items (note (ii)).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (I)--SEGMENT INFORMATION (CONTINUED)

(d) The costs incurred in producing and communicating advertising are generally expensed when incurred. The total amount of advertising expense for the year included in the consolidated statements of income amounted to $58.3 million (1995--$49.7 million; 1994--$38.1 million).

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
DEPRECIATION AND AMORTIZATION
Electronic security services.......................................................      140.5      123.6      108.8
Vehicle auction services...........................................................       15.0       14.7       14.2
Corporate..........................................................................        0.2        0.1        0.1
                                                                                     ---------  ---------  ---------
                                                                                         155.7      138.4      123.1
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
CAPITAL EXPENDITURES
Electronic security services.......................................................      264.7      201.1      161.8
Vehicle auction services...........................................................       25.7       18.9       14.0
Corporate..........................................................................        2.8        1.4     --
                                                                                     ---------  ---------  ---------
                                                                                         293.2      221.4      175.8
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
IDENTIFIABLE ASSETS
Electronic security services.......................................................    1,289.0    1,513.4    1,284.6
Vehicle auction services...........................................................      467.7      440.3      425.3
Corporate..........................................................................      129.4       62.5       90.3
                                                                                     ---------  ---------  ---------
                                                                                       1,886.1    2,016.2    1,800.2
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

NOTE (II)--RESTRUCTURING AND OTHER NON-RECURRING CHARGES

YEAR ENDED DECEMBER 31                                                                 1996       1995       1994
                                                                                        $M         $M         $M
Electronic security services.......................................................     (131.6)     (19.4)    --
Corporate..........................................................................       (0.5)    --         --
                                                                                     ---------  ---------  ---------
                                                                                        (132.1)     (19.4)    --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

As a consequence of the Re-Engineering Project, and incorporating the effects of the acquisition of Alert, in each of the fourth quarters of 1996 and 1995 senior executive management approved a restructuring plan which resulted in a charge for restructuring and other non-recurring items of $131.6 million and $19.4 million, respectively (note 5(i)). The effects of the Re-Engineering Project resulted in a charge for restructuring and other non-recurring items at the corporate level in 1996 of $0.5 million (note 5(ii)).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (III)--CHARGE FOR THE IMPAIRMENT OF LONG LIVED ASSETS

Effective January 1, 1996, ADT Operations was required to adopt SFAS 121. Following the adoption of SFAS 121, in the first quarter of 1996 ADT Operations recorded an aggregate non-cash charge for the impairment of long-lived assets of $316.4 million, as a separate line item in the consolidated statements of income, with no consequential tax effect (note 6). The $303.4 million impairment charge in the electronic security services division comprised $302.4 million relating to goodwill and other intangibles and $1.0 million relating to other assets. The $13.0 million impairment charge in the vehicle auction services division related to goodwill and other intangibles.

NOTE (IV)--GAIN ON DISPOSAL OF BUSINESSES TO AFFILIATES

In December 1996 ADT Operations disposed of certain of its electronic security services operations (Sonitrol franchises) to an affiliate. The aggregate consideration on disposal amounted to $8.0 million, which was financed through a short-term receivable from an affiliate, and the net gain on disposal of $2.0 million included $1.8 million relating to the write off of net unamortized goodwill and other intangibles (note (xiii)).

NOTE (V)--LOSS ON DISPOSAL OF BUSINESSES TO NON-AFFILIATES

During 1994 ADT Operations disposed of certain of its electronic security services operations (Puerto Rico and US Virgin Islands). The aggregate cash consideration on disposal amounted to $10.6 million and the net loss on disposal of $0.4 million included $4.8 million relating to the write off of net unamortized goodwill and other intangibles.

NOTE (VI)--OTHER INCOME LESS EXPENSES

YEAR ENDED DECEMBER 31                                                                           1996       1995       1994
                                                                                                  $M         $M         $M
Net gain arising on customer contract transactions--affiliates...............................       18.1     --         --
Management fees--net--affiliates.............................................................       (9.6)      (6.7)      (3.5)
Gains and losses arising from the ownership of long-term investments.........................     --         --            3.2
                                                                                                     ---        ---        ---
                                                                                                     8.5       (6.7)      (0.3)
                                                                                                     ---        ---        ---
                                                                                                     ---        ---        ---

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (VII)--INCOME TAXES

(a) The provision for income taxes in the consolidated statements of income was as follows:

YEAR ENDED DECEMBER 31                                                                      1996       1995       1994
                                                                                             $M         $M         $M
Current income taxes:
US (principally state income taxes).....................................................       (2.9)      (2.5)      (3.5)
Deferred income taxes: (note (xx))
US (principally federal income taxes)...................................................        4.3      (16.5)     (22.0)
                                                                                                ---  ---------  ---------
                                                                                                1.4      (19.0)     (25.5)
                                                                                                ---  ---------  ---------
                                                                                                ---  ---------  ---------

(b) The reconciliation between notional US federal income taxes at the statutory rate on consolidated (loss) income before income taxes and ADT Operations' income tax provision was as follows:

YEAR ENDED DECEMBER 31                                                                      1996       1995       1994
                                                                                             $M         $M         $M
Notional US federal income taxes at the statutory rate..................................      124.9      (21.7)     (28.0)
Adjustments to reconcile to ADT Operations' income tax provision:
US state income tax provisions, net.....................................................       (2.9)      (2.5)      (3.2)
SFAS 121 impairment.....................................................................     (110.7)    --         --
Utilization and/or recognition of tax loss carryforwards and other items................       (9.9)       5.2        5.7
                                                                                          ---------  ---------  ---------
Income tax provision....................................................................        1.4      (19.0)     (25.5)
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (VIII)--EXTRAORDINARY ITEMS

During 1996 and 1995 affiliates of ADT Operations reacquired in the market certain of ADT Operations, Inc.'s senior subordinated notes (note (xix)(a)), which was financed from cash on hand. Extraordinary items included the write off of net unamortized deferred refinancing costs of $0.5 million (1995--$0.8 million), and were stated net of applicable income taxes of $0.2 million (1995--$0.2 million).

In December 1996 ADT Operations, Inc. entered into a new bank credit agreement, subject to completion of certain additional documentation which was signed in January 1997, which replaced in full its previous bank credit agreement and which was subsequently cancelled (note (xix)(c)). Extraordinary items included the write off of net unamortized deferred refinancing costs of $1.5 million relating to the early extinguishment of all amounts outstanding under the revolving bank credit agreement, and were stated net of applicable income taxes of $0.5 million.

In July 1995 ADT Operations, Inc. repaid in full all amounts owed under its previous bank credit agreement, which was subsequently cancelled. ADT Operations, Inc. funded the repayment from the net proceeds of the issue of its Liquid Yield Option Notes (note (xix)(b)). Extraordinary items included the write off of net unamortized deferred refinancing costs of $12.8 million relating to the early extinguishment of all amounts outstanding under the previous bank credit agreement, and were stated net of applicable income taxes of $4.5 million.

NOTE (IX)--ACCOUNTS RECEIVABLE--NET--NON-AFFILIATES

AT DECEMBER 31                                                                                      1996       1995
                                                                                                     $M         $M
Trade accounts receivable.......................................................................      160.2      144.7
Less: allowance for doubtful receivables........................................................      (10.8)     (11.9)
                                                                                                  ---------  ---------
                                                                                                      149.4      132.8
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

NOTE (X)--INVENTORIES

AT DECEMBER 31                                                                                       1996       1995
                                                                                                      $M         $M
Raw materials and consumables....................................................................        6.0        6.5
Work in process..................................................................................       11.4        7.4
Finished goods...................................................................................        4.2        3.3
                                                                                                         ---        ---
                                                                                                        21.6       17.2
                                                                                                         ---        ---
                                                                                                         ---        ---

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)

NOTE (XI)--PREPAID EXPENSES AND OTHER CURRENT ASSETS

AT DECEMBER 31                                                                                       1996        1995
                                                                                                      $M          $M
Prepaid expenses.................................................................................        4.5         4.1
Other current assets.............................................................................       18.4         2.8
                                                                                                                      --
                                                                                                         ---
                                                                                                        22.9         6.9
                                                                                                                      --
                                                                                                                      --
                                                                                                         ---
                                                                                                         ---

NOTE (XII)--PROPERTY, PLANT AND EQUIPMENT--NET

AT DECEMBER 31                                                                                1996       1995
                                                                                               $M         $M
Cost:
Property and related improvements.........................................................      278.5      254.0
Subscriber systems........................................................................    1,336.9    1,098.1
Other plant and equipment.................................................................      156.7      136.1
                                                                                            ---------  ---------
Total cost................................................................................    1,772.1    1,488.2
                                                                                            ---------  ---------
Accumulated depreciation:
Property and related improvements.........................................................       50.3       35.9
Subscriber systems........................................................................      480.6      330.8
Other plant and equipment.................................................................      109.9       72.4
                                                                                            ---------  ---------
Total accumulated depreciation............................................................      640.8      439.1
                                                                                            ---------  ---------
Net book values...........................................................................    1,131.3    1,049.1
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XIII)--GOODWILL AND OTHER INTANGIBLES--NET

                                                                                                    1996       1995
                                                                                                     $M         $M
Cost:
At January 1....................................................................................      841.2      720.2

SFAS 121 impairment (note (iii))................................................................     (429.1)    --
Acquisitions (a)................................................................................       19.8      121.0
Disposals (b)...................................................................................      (41.1)    --
                                                                                                  ---------  ---------
At December 31..................................................................................      390.8      841.2
                                                                                                  ---------  ---------
Accumulated amortization:
At January 1....................................................................................      142.8      124.6
SFAS 121 impairment (note (iii))................................................................     (113.7)    --
Charge for the year.............................................................................       11.7       18.2
Disposals (b)...................................................................................       (1.1)    --
                                                                                                  ---------  ---------
At December 31..................................................................................       39.7      142.8
                                                                                                  ---------  ---------
Net book values:
At December 31..................................................................................      351.1      698.4
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

(a) In February 1996 ADT Operations acquired the remaining 24.0 per cent of the outstanding voting share capital of Alert, an electronic security services company, not already owned by ADT Operations, for an aggregate cash consideration of $25.5 million, which was financed from cash on hand. The amount of goodwill arising from this acquisition was $10.3 million. During 1996 ADT Operations purchased other intangibles, principally customer contracts, for an aggregate cash consideration of $4.1 million which was financed from cash on hand. In December 1996 ADT Operations acquired the electronic security services business and net assets of an affiliate for an aggregate consideration of $70.0 million which was financed through a long-term loan from an affiliate. The amount of goodwill arising from this acquisition was $5.4 million.

In December 1995 ADT Operations acquired 76.0 per cent of the outstanding voting share capital of Alert, for an aggregate cash consideration of $69.0 million, which was financed from $54.0 million of cash on hand and through a long-term loan from affiliates of $15.0 million. The amount of goodwill and other intangibles arising from this acquisition was $80.1 million and $40.0 million, respectively. During 1995 ADT Operations also acquired several small electronic security services businesses for an aggregate cash consideration of $0.9 million.

These acquisitions have been accounted for using the purchase method. Accordingly, the respective purchase prices have been allocated to assets acquired and liabilities assumed based on their preliminary estimated fair values. These allocations resulted in goodwill and other intangibles of $19.8 million arising during the year (1995--$121.0 million).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
(b) During 1996, ADT Operations disposed of certain of its customer contracts to an affiliate. The aggregate cash consideration on disposal amounted to $74.5 million and the net gain on disposal of $36.3 million was included in other income less expenses (note (vi)). In December 1996 ADT Operations disposed of certain of its electronic security services operations (Sonitrol franchises) to an affiliate. The net unamortized goodwill and other intangibles on disposal of $1.8 million was included in the gain on disposal of businesses to affiliates (note (iv)).

(c) The accumulated cost, accumulated amortization and net book values of the goodwill balance included within goodwill and other intangibles at December 31, 1996 amounted to $385.7 million, $39.1 million and $346.6 million, respectively (1995--$801.2 million, $142.8 million and $658.4 million, respectively).

NOTE (XIV)--LONG-TERM NOTES RECEIVABLE--AFFILIATES

In September 1996 ADT Operations subscribed for $73.8 million aggregate principal amount at maturity of subordinated deep discount zero coupon loan notes issued by an affiliate maturing in September 2001. There are no periodic payments of interest. The notes were issued at a price of $50.0 million, reflecting a yield to maturity of 7.9 per cent per annum. ADT Operations funded the subscription through loans drawn down under the revolving bank credit agreement. The interest yield for 1996 amounted to $1.3 million.

NOTE (XV)--OTHER LONG-TERM ASSETS

AT DECEMBER 31                                                                                       1996       1995
                                                                                                      $M         $M
Deferred refinancing costs.......................................................................       19.5       24.7
Other long-term assets...........................................................................       11.7        4.2
                                                                                                         ---        ---
                                                                                                        31.2       28.9
                                                                                                         ---        ---
                                                                                                         ---        ---

In connection with the refinancing of certain long-term debt obligations of ADT Operations certain fees and expenses were incurred. These refinancing costs are being amortized as interest expense through the consolidated statements of income on a straight line basis over the terms of the respective lives of ADT Operations various long-term debt obligations. The refinancing costs amortization for the year amounted to $3.2 million (1995--$4.9 million; 1994--$5.3 million). During the year $2.0 million (1995--$13.6 million; 1994--nil) of net unamortized deferred refinancing costs, relating to the early extinguishment of certain amounts outstanding under ADT Operations long-term debt obligations, were written off as extraordinary items in the consolidated statements of income (note (viii)).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XVI)--SHORT-TERM DEBT--NON-AFFILIATES

AT DECEMBER 31                                                                                     1996       1995
                                                                                                    $M         $M
Bank and acceptance facilities.................................................................       46.8       36.1
Current portion of long-term debt (note (xix)).................................................       83.0        0.2
                                                                                                 ---------        ---
                                                                                                     129.8       36.3
                                                                                                 ---------        ---
                                                                                                 ---------        ---

The average rate of interest on short-term debt--non-affiliates outstanding at December 31, 1996 was 6.8 per cent (1995--7.9 per cent). Short-term debt--non-affiliates is generally repayable on demand or at an interest payment date, and is non-collateralized except for $0.2 million of the current portion of long-term debt in 1995.

NOTE (XVII)--OTHER CURRENT LIABILITIES--NON-AFFILIATES

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Accruals......................................................................................       23.3       24.1
Payroll and employee benefits.................................................................       40.9       41.7
Payments received on account..................................................................       12.5        8.9
Income taxes..................................................................................        2.3        2.0
Interest payable..............................................................................       20.9       21.3
Short-term restructuring, disposition and other provisions....................................       37.9       25.3
Other current liabilities.....................................................................        5.7        4.2
                                                                                                ---------  ---------
                                                                                                    143.5      127.5
                                                                                                ---------  ---------
                                                                                                ---------  ---------

NOTE (XVIII)--LONG-TERM DEBT--AFFILIATES

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Interest bearing, non-collateralized, subordinated loan notes.................................      634.2       97.4
Senior subordinated notes held by affiliates (note (xix)(a))..................................       55.9       32.8
                                                                                                ---------  ---------
                                                                                                    690.1      130.2
                                                                                                ---------  ---------
                                                                                                ---------  ---------

The average rate of interest on the non-collateralized, subordinated notes at December 31, 1996 was 10.8 per cent (1995--10.8 per cent). The average rate of interest on the non-collateralized, subordinated loan notes during the year was
10.6 per cent (1995--11.1 per cent; 1994--9.4 per cent). The loan notes are repayable in December 1999 ($132.0 million), in December 2001 ($70.0 million) and in August 2003 ($432.2 million).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XIX)--LONG-TERM DEBT--NON-AFFILIATES

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Senior notes (a)..............................................................................      250.0      250.0
Senior subordinated notes (a).................................................................      294.1      317.2
Liquid Yield Option Notes (b).................................................................      326.8      306.8
Revolving bank credit agreement (c)...........................................................       83.0       15.0
Other.........................................................................................        6.3        6.6
                                                                                                ---------  ---------
                                                                                                    960.2      895.6
Less: current portion (note (xvi))............................................................      (83.0)      (0.2)
                                                                                                ---------  ---------
                                                                                                    877.2      895.4
                                                                                                ---------  ---------
                                                                                                ---------  ---------

(a) In August 1993 ADT Operations, Inc. issued, through a public offering, $250.0 million of its 8.25 per cent senior notes due August 2000 guaranteed on a senior basis by ADT and certain subsidiaries of ADT Operations, Inc. (note 23(i)) and $350.0 million of its 9.25 per cent senior subordinated notes due August 2003 guaranteed on a senior subordinated basis by ADT (note 23(ii)). During 1996 affiliates of ADT Operations reacquired in the market $23.1 million (1995 - $32.8 million) face value of the senior subordinated notes and these notes are all classified under long-term debt--affiliates (note (xviii)).

(b) In July 1995 ADT Operations, Inc. issued $776,250,000 aggregate principal amount at maturity of its zero coupon subordinated Liquid Yield Option Notes maturing July 2010 (note 23(iii)). The net proceeds of the issue amounted to $287.4 million which was used to repay in full all amounts outstanding under ADT Operations, Inc.'s previous bank credit agreement, which was subsequently cancelled. The Notes discount amortization for 1996 amounted to $20.3 million (1995--$9.4 million). During 1996 619 Notes with a carrying value of $0.3 million were exchanged, at the option of the holders, for 17,472 ADT common shares (note 30).

(c) In August 1995 ADT Operations, Inc. entered into a new $300 million revolving bank credit agreement which replaced in full its previous bank credit agreement. The new agreement has a term of five years and is guaranteed on a senior basis by ADT and certain subsidiaries of ADT Operations, Inc. (note 23(iv)). At December 31, 1996 $83.0 million (1995--$15.0 million) was drawn down under the agreement, which has been classified in the current portion of long-term debt, plus letters of credit amounting to $81.1 million (1995--$81.0 million) which have been issued and have terms of less than one year. The average rate of interest at December 31, 1996 was 6.5 per cent (1995--7.6 per cent).

In December 1996 ADT Operations, Inc. entered into a new $200 million revolving bank credit agreement, subject to completion of certain additional documentation which was signed in January 1997, which replaced in full its previous bank credit agreement (note 23(iv)).

The average rate of interest on all long-term debt--non-affiliates during the year was 7.9 per cent (1995-- 8.2 per cent; 1994--8.7 per cent).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
Based on estimated interest rates currently available to ADT Operations for long-term debt--non-affiliates with similar terms and average maturities, the fair value of all long-term debt--non-affiliates at December 31, 1996 amounted to approximately $1,010 million (1995 -approximately $960 million).

The maturities and installments with respect to long-term debt--non-affiliates outstanding at December 31, 1996 are as follows:

                                                                                                        $M
Year ending December 31..............................................................  1997               83.0
                                                                                       1998                0.9
                                                                                       1999                1.6
                                                                                       2000              251.7
                                                                                       2001                0.9
                                                                                       Thereafter        622.1
                                                                                                     ---------
                                                                                                         960.2
                                                                                                     ---------
                                                                                                     ---------

Under the terms of the indenture governing the senior subordinated notes a payment blockage prevents ADT Operations, Inc. and its guarantor subsidiaries and ADT from making any payment of principal, interest or premium on the senior subordinated notes and from purchasing, redeeming or otherwise acquiring any senior subordinated notes during the continuance of any payment blockage period. No payment blockage is currently in effect.

At December 31, 1996, ADT Operations, Inc. had $414.1 million of Senior Indebtedness comprised of $83.0 million of Senior Indebtedness related to loans under the revolving bank credit agreement, $81.1 million of Senior Indebtedness related to letters of credit issued under the terms of the revolving bank credit agreement and $250.0 million of Senior Indebtedness related to the Senior Notes, (in each case as defined in the Senior Subordinated Note Indenture).

At December 31, 1996, ADT had no Guarantor Senior Indebtedness (as defined in the Senior Note Indenture, but excluding Indebtedness in respect of guarantees issued by ADT of debt of ADT Operations, Inc. or its subsidiaries). At December 31, 1996, the subsidiary guarantors had $53.2 million of Guarantor Senior Indebtedness (as defined in the Senior Note Indenture), in each case ranking PARI PASSU in right of payment with the Senior Note Guarantees.

All of the subsidiary guarantors under the senior notes and the revolving bank credit agreement are direct or indirect, wholly owned subsidiaries of ADT Operations, Inc. Separate financial statements and other disclosures for the subsidiary guarantors are not included herein because the subsidiary guarantors have guaranteed the senior notes on a joint and several basis, the aggregate assets, liabilities, earnings and equity of the subsidiary guarantors are substantially equivalent to the assets, liabilities, earnings and equity of ADT Operations, Inc. on a consolidated basis and such separate financial statements and other disclosures are not considered material to investors.

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XX)--DEFERRED INCOME TAXES

The movement in deferred income taxes since January 1, 1994 has been as follows:

                                                                                                1996       1995       1994
                                                                                                 $M         $M         $M
At January 1................................................................................       92.9       74.5       52.5
(Credit) charge for the year (note (vii)(a))................................................       (4.3)      16.5       22.0
Extraordinary items (note (viii))...........................................................       (0.7)      (4.7)    --
Assumed on acquisitions--affiliates.........................................................       (9.0)    --         --
Reclassifications...........................................................................     --            6.6     --
                                                                                                    ---        ---        ---
At December 31..............................................................................       78.9       92.9       74.5
                                                                                                    ---        ---        ---
                                                                                                    ---        ---        ---

The significant temporary timing differences and tax loss carryforwards that gave rise to the deferred income tax balance were as follows:

AT DECEMBER 31                                                                                   1996       1995
                                                                                                  $M         $M
Liabilities:
Depreciation.................................................................................      861.0      733.9
Other........................................................................................        6.9        5.2
                                                                                               ---------  ---------
                                                                                                   867.9      739.1
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Assets:
Tax operating loss carryforwards.............................................................      406.7      331.3
Provisions for estimated costs and expenses..................................................      121.0       59.4
Interest expense.............................................................................      147.9       99.6
Post-retirement benefit obligations..........................................................       78.6       66.5
                                                                                               ---------  ---------
                                                                                                   754.2      556.8
Valuation allowance..........................................................................     (111.8)     (83.2)
                                                                                               ---------  ---------
                                                                                                   642.4      473.6
                                                                                               ---------  ---------
Gross deferred income tax liability..........................................................      225.5      265.5
                                                                                               ---------  ---------
Deferred income tax liability at statutory tax rate..........................................       78.9       92.9
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XX)--DEFERRED INCOME TAXES (CONTINUED)

The tax operating loss carryforwards at December 31, 1996 expire as follows:

                                                                                                                 $M
                                                                                                              ---------
Year ending December 31..........................................................................       1999        6.8
                                                                                                        2000        4.1
                                                                                                        2001       24.2
                                                                                                        2002       18.3
                                                                                                        2003        7.5
                                                                                                        2004       80.2
                                                                                                        2005      123.2
                                                                                                        2006      107.2
                                                                                                        2007       23.1
                                                                                                        2008       12.1
                                                                                                              ---------
                                                                                                                  406.7
                                                                                                              ---------
                                                                                                              ---------

NOTE (XXI)--OTHER LONG-TERM LIABILITIES--AFFILIATES

AT DECEMBER 31                                                                                    1996       1995
                                                                                                   $M         $M
Deferred gain.................................................................................      117.4      129.8
                                                                                                ---------  ---------
                                                                                                ---------  ---------

During 1994 ADT Operations assigned its interest in its trademarks, service marks and associated goodwill to an affiliate for an aggregate consideration of $150.0 million. In view of the fact that the assignment was to an affiliate, and taking into account the terms of the transaction, the net gain of $141.7 million arising on the assignment was deferred. During 1996 $12.4 million (1995 - $11.9 million) of this deferred gain was credited to the consolidated statements of income to offset license fee payments made by ADT Operations to the affiliate, calculated as a fixed percentage of net sales, for use of the trademarks and service marks referred to above.

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
NOTE (XXII)--OTHER LONG-TERM LIABILITIES--NON-AFFILIATES

AT DECEMBER 31                                                                                     1996       1995
                                                                                                    $M         $M
Pensions (note 33(i))..........................................................................       28.4       20.6
Post-retirement benefits other than pensions (note 33(iv)).....................................       48.2       47.8
Long-term restructuring, disposition and other provisions......................................       27.8       15.0
Other long-term liabilities....................................................................       15.0       12.9
                                                                                                 ---------        ---
                                                                                                     119.4       96.3
                                                                                                 ---------        ---
                                                                                                 ---------        ---

NOTE (XXIII)--COMMON SHARES

AT DECEMBER 31                                                                           1996         1995         1994
                                                                                        NUMBER       NUMBER       NUMBER
Authorized:
Common shares of $0.10 each.........................................................      10,000       10,000       10,000
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------
Issued and outstanding:
Common shares of $0.10 each.........................................................       1,820        1,820        1,820
                                                                                      -----------  -----------  -----------
                                                                                      -----------  -----------  -----------

There has been no movement in authorized, issued and outstanding common shares since January 1, 1994.

NOTE (XXIV)--COMMITMENTS AND CONTINGENCIES

(a) ADT Operations leases land, buildings, motor vehicles and other equipment under various contracts. The future total minimum rental payments required under operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                                                                                                              $M
Year ending December 31....................................................................  1997               37.5
                                                                                             1998               35.2
                                                                                             1999               28.3
                                                                                             2000               20.3
                                                                                             2001               12.7
                                                                                             Thereafter         12.2
                                                                                                           ---------
                                                                                                               146.2
                                                                                                           ---------
                                                                                                           ---------

The net operating lease rental charge for the year included in the consolidated statements of income amounted to $43.4 million (1995--$44.1 million; 1994--$37.8 million).

                                  ADT LIMITED

NOTE 36--ADT OPERATIONS, INC. (CONTINUED)
(b) Financial instruments which potentially subject ADT Operations to concentrations of credit risk principally consist of cash and cash equivalents and trade receivables. ADT Operations places its cash and cash equivalents with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. ADT Operations' trade receivables primarily result from its electronic security services and vehicle auction services businesses and reflects a broad customer base. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. As a consequence, concentrations of credit risk are limited.

(c) ADT Operations is a defendant in a number of pending legal proceedings incidental to present and former operations, acquisitions and dispositions. ADT Operations does not expect the outcome of these proceedings either individually or in the aggregate to have a material adverse effect on the consolidated results of operations and cash flows or the consolidated financial position of ADT Operations.

NOTE (XXV)--PENSION AND OTHER PLANS

(a) ADT Operations' United States electronic security services operation has a non-contributory, funded, defined benefit pension plan covering substantially all of its employees. Details of this pension plan are provided in note 33(i).

(b) ADT Operations' United States electronic security services operation sponsors an unfunded defined benefit post-retirement plan which covers both salaried and non-salaried employees and which provides medical and other benefits. Details of this post-retirement plan are provided in note 33(iv).

                                  ADT LIMITED

                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                      BALANCE AT     SUBSIDIARIES      ADDITIONS      DEDUCTIONS-      BALANCE
                                                       BEGINNING       ACQUIRED       CHARGED TO       PRIMARILY       AT END
                                                       OF PERIOD     (DISPOSED OF)      INCOME        WRITE-OFFS      OF PERIOD
                                                          $M              $M              $M              $M             $M
Allowance for doubtful receivables:

Year ended December 31, 1994.......................         22.1            (0.6)            4.0            (8.6)          16.9
                                                             ---             ---             ---             ---            ---
                                                             ---             ---             ---             ---            ---
Year ended December 31, 1995.......................         16.9            (1.1)            6.6            (5.4)          17.0
                                                             ---             ---             ---             ---            ---
                                                             ---             ---             ---             ---            ---
Year ended December 31, 1996.......................         17.0          --                10.6            (9.1)          18.5
                                                             ---             ---             ---             ---            ---
                                                             ---             ---             ---             ---            ---

                              ADT OPERATIONS, INC.

                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                      BALANCE AT      SUBSIDIARIES        ADDITIONS       DEDUCTIONS-      BALANCE
                                                       BEGINNING        ACQUIRED         CHARGED TO        PRIMARILY       AT END
                                                       OF PERIOD      (DISPOSED OF)        INCOME         WRITE-OFFS      OF PERIOD
                                                          $M               $M                $M               $M             $M
Allowance for doubtful receivables:

Year ended December 31, 1994.......................          8.4           --                   1.9             (2.3)           8.0
                                                                               --                --
                                                                               --                --
                                                             ---                                                 ---            ---
                                                             ---                                                 ---            ---
Year ended December 31, 1995.......................          8.0              1.5               4.4             (2.0)          11.9
                                                                               --                --
                                                                               --                --
                                                             ---                                                 ---            ---
                                                             ---                                                 ---            ---
Year ended December 31, 1996.......................         11.9           --                   4.8             (5.9)          10.8
                                                                               --                --
                                                                               --                --
                                                             ---                                                 ---            ---
                                                             ---                                                 ---            ---